Exhibit 99.1

ABN 25 009 069 005

ANNUAL REPORT

30 June 2018

TABLE OF CONTENTS

TABLE OF CONTENTS

Corporate Directory	1

Directors’ Report	2

Auditors’ Independence Declaration	18

Corporate Governance Statement	19

Consolidated Statement of Comprehensive Income	27

Consolidated Balance Sheet	28

Consolidated Statement of Cash Flows	29

Consolidated Statement of Changes in Equity	30

Notes to the Consolidated Financial Statements	31

Directors’ Declaration	79

Independent Auditor’s Report	80

Shareholder information	82

Samson Oil & Gas Limited	Annual Report – 30 June 2018

CORPORATE DIRECTORY

CORPORATE DIRECTORY

Directors	Stock Exchange
P. Hill (Chairman)	Australian Securities Exchange Limited
T. Barr (Managing Director)	Code: SSN
G. Channon
D. Rakich
OTC QB
Code: SSNYY
Secretary
D.I. Rakich

Registered Office and Business Address	Australian Company Number
Level 16, AMP Building	009 069 005
140 St Georges Terrace
Perth, Western Australia 6000	Australian Business Number
Telephone: (08) 9220 9830	25 009 069 005
Facsimile: (08) 9220 9820

Email	Presentation Currency
contact@samsonoilandgas.com.au	The financial statements are presented in
US Dollars (2017: US Dollars)

Web Site

www.samsonoilandgas.com.au

Share Registry

Security Transfer Australia Pty Ltd

770 Canning Highway

Applecross, Western Australia 6953

Telephone:   (08) 9315 2333

Facsimile:     (08) 9315 2233

Bankers

National Australia Bank

Utility Bay 13.03

100 St Georges Terrace

Perth, Western Australia 6000

Mutual of Omaha Bank

633 17th Street

Denver, Colorado, 80202

Solicitors

Squire Patton Boggs

Level 21 / 300 Murray Street

Perth, Western Australia 6000

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado, 80202

Auditors

RSM Australia Partners

Level 32, Exchange Tower

2 The Esplanade

Perth, Western Australia 6000

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

DIRECTORS’ REPORT

In accordance with a resolution of Directors, the Directors submit their report with respect to the results of the operations of Samson Oil & Gas Limited (“the Company”) and its controlled entities (“the Consolidated Entity” or “Group”) for the year ended 30 June 2018 and the state of its affairs at that time.

DIRECTORS

The names and details of the Directors of the Company in office during the whole financial year or any part of the financial year and until the date of this report, unless noted otherwise, are:

Mr Terence Maxwell Barr

Managing Director

Mr Barr is a petroleum geologist with over 30 years’ experience, including 11 years with Santos Limited. He is credited with the discovery of significant oil and gas reserves during his career. In recent years, Mr Barr has specialised in tight gas exploration, drilling and completion and is considered an expert in this field. This experience and expertise is invaluable given the exposure the Company has to tight gas opportunities in Wyoming and other parts of United States of America. Mr Barr was appointed managing director of the Company on 25 January 2005.

Mr Barr has not held any other directorships in the past three years.

Dr Peter Hill

Chairman

Dr Hill has over 45 years of experience in the international oil and natural gas industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr Hill then worked as Vice President of Exploration at Ranger Oil Ltd. in England (1994-1995), Managing Director Exploration and Production at Deminex GMBH Oil in Germany (1995-1997), Technical Director/Chief Operating Officer at Hardy Oil & Gas plc (1998-2000), President and Chief Executive Officer at Harvest Natural Resources, Inc. (2000-2005), Director/Chairman at Austral Pacific Energy Ltd. (2006-2008), independent advisor to Palo Alto Investors (January 2008 to December 2009), Non-Executive Chairman at Toreador Resources Corporation (January 2009 to April 2011), Director of Midstates Petroleum Company, Inc. (April 2013 to March 2015), and interim President and Chief Executive Officer of Midstates Petroleum Company, Inc. (March 2014 to March 2015). Dr Hill has a B.Sc. (Honors) in Geology and a Ph.D. He has provided advisory and consultancy roles to hedge funds, banks, and companies involved in the upstream oil and gas sector. Held non-executive board positions, Chairman, and been involved in international negotiations at government level.

Dr Hill is the Chair of the Compensation Committee and a member of the Audit Committee.

Dr Hill was the Chief Executive Officer Triangle Petroleum Corporation, a NYSE listed company from 2010 to 2012. Dr Hill was Chairman from 2012 to 2016.

Dr Hill was a Director of Midstates Petroleum Inc. (NYSE: MPO). He resigned during 2016.

Dr Hill was Interim Chief Executive Office of Pardus Oil and Gas (formerly Energy and Exploration Partners (a privately held company)) in 2016 and a Director from 2016 to November 2017, when the company was sold. He became a Non-Executive Director of Nine Point Energy (a privately held company) in March 2017.

He has held no other directorships in the past three years.

Mr Greg Channon

Non Executive Director

Mr Channon is a geologist with 31 years of global oil and gas experience in a great variety of technical and leadership roles. He is currently the Chief Executive Officer of Pathfinder Energy Pty Ltd.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

During his career, Mr Channon has worked with a range of E&P companies, including Santos, Fletcher Challenge Energy, Shell, Swift Energy and BrightOil. He has lived and worked in Australia, New Zealand, USA, Hong Kong, China and Africa. In the United States, he has worked in Appalachia, Colorado, California and Texas.

Mr Channon is also a director of Ruby Lloyd Pty Ltd (a privately held company), New Standard Energy Limited (ASX: NSE), Sirrocco Energy Limited (ASX: SCY) and Statesman Resources (TSX:SRR)

Mr Denis Rakich

Executive Director

Mr Rakich is the Company Secretary of Samson and has served in that capacity for 27 years.

Mr Rakich is a fellow of CPA Australia, holds a Bachelor of Business from Edith Cowan University. Mr Rakich started his business career with Dresser Industries Inc, Australia as an Accountant. Mr Rakich has served as a Director and/ or Company Secretary on numerous ASX-listed public companies within the petroleum and minerals industries over a period of 30 years, including Resolute Resources Limited, Marymia Exploration NL, Reliance Mining Limited, Victoria Petroleum NL (now known as Senex Energy Limited), A-Cap Resources Limited and Ausgold Limited.

Mr Rakich is currently an executive director of Ausgold Limited (ASX: AUC), Ausgold Exploration Pty Ltd (privately held), Fortune Minerals Limited (privately held) and Elstree Nominees Pty Ltd (privately held).

COMPANY SECRETARY

Mr Denis Rakich F.C.P.A

Mr Rakich is an accountant and Company Secretary with extensive corporate experience within the petroleum services, petroleum and mineral production and exploration industries. Mr Rakich is responsible for the corporate management of Samson Oil & Gas Limited and the maintenance of the Company’s ASX listing. He is a member of CPA Australia and is currently Company Secretary for another public Company in the resources sector.

DIRECTORS’ SHAREHOLDINGS

At the date of this report, the interests of the Directors in shares and share options in the Company are:

	Number of Ordinary Shares	Number of Options over Ordinary Shares

T.M. Barr	24,840,966	60,000,000
P. Hill	5,561,200	30,000,000
G. Channon	5,105,000	24,000,000
D. Rakich	1,717,400	24,000,000

PRINCIPAL ACTIVITIES

The principal activities during the year of entities within the Consolidated Entity were oil and gas exploration, development and production in the United States of America. In June 2018, the Consolidated Entity signed a purchase and sale agreement for the sale of the majority of the Foreman Butte project for $40 million. The effective date of the transaction was 1 January 2018. As part of the deal the Consolidated Entity retained a 15% working interest in the Home Run field, a smaller field located within the Foreman Butte project area.

The transaction was due to close on October 15, 2018 however the buyer failed to close and the sale agreement has lapsed. The Consolidated Entity is continuing to negotiate with the buyer and is also actively seeking alternative buyers for the project. The Consolidated Entity will preference deals where it retains a working interest in the upside associated with the project.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

The Consolidated Entity will continue to evaluate projects for a future transaction.

The Consolidated Entity’s focus in the future will continue to be on oil and gas exploration, development and production in the USA. The Consolidated Entity will aim to develop existing retained acreage, whilst continuing to identify potential project acquisitions.

OPERATING AND FINANCIAL REVIEW

Financial Results

The result for the financial year ended 30 June 2018 from continuing operations, after provision for income tax was a loss attributable to members of the parent of $5.0 million (2017: loss $1.2 million). The result from discontinued operations for the financial year ended 30 June 2018 was a loss of $0.78 million (2017: loss $1.3 million).

Development Activities

Foreman Butte Project – Williston Basin, North Dakota and Montana

Various working interests

In April 2016, the Company closed on the acquisition of the Foreman Butte project. This project includes a number of producing and non producing, operated and non operated wells in the Ratcliffe and Madison formations in Montana and North Dakota. The wells are conventional wells drilled as early as 1980 to as recently as 2010.

In June 2018, the Company signed a purchase and sale agreement for the sale of the majority of this project for $40 million. The effective date was 1 January 2018. The Purchase and Sale agreement has currently lapsed due to non performance by the buyer. The Company is continuing to work with the current buyer but is also actively seeking an alternative buyer for the project.

Under the initial agreement, the Company would have retained a 15% working interest in the Home Run Field, which is the largest areal oil field in Samson’s portfolio. It was developed on a 640 acre spacing pattern and our engineering and geologic analyses have determined that only 3.2% of the original oil in place has been recovered to date. Given that oil fields typically recover up to around 20% of their oil in place there would appear to be significant un-developed oil to be recovered from this field.

This has been confirmed through the use of a 3 dimensional numerical simulation of the reservoir volume, and the expected production curve for these wells has been developed from the resulting numerical model.

The current reservoir pressure has also been established using a field wide fluid level study, and the initial development wells will be located in areas of demonstrated higher pressure.

Currently the field has 20 Ratcliffe PUD locations identified. The second lateral will test an undeveloped reservoir in the Mission Canyon Formation of the Mississippian Madison Group. This lateral could prove up a new oil field with the potential for many additional well locations (up to 20 vertical wells or 8 drill-out laterals). A 3,500 acre 4-way structural closure has been mapped from an abundance of existing well control in the area. It is expected the new operators of the project will develop these PUD locations during the course of 2019, the Company anticipates participating in this development to the extent of its 15% working interest, assuming that the original sale agreement closes or a similar agreement is reached with an alternative buyer.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

Exploration Activities

Cane Creek Project, Grand & San Juan Counties, Utah

Pennsylvanian Paradox Formation, Paradox Basin

100% working interest

On November 5, 2014, the Consolidated Entity entered into an Other Business Arrangement (“OBA”) with the Utah School and Institutional Trust Lands Administration (“SITLA”) covering approximately 8,080 gross/net acres located in Grand and San Juan Counties, Utah, all of which are administered by SITLA. The Consolidated Entity was granted an option period for two years in order to enter into a Multiple Mineral Development Agreement (“MMDA”) with another company who hold leases to extract potash in an an acreage position situated without project area. The option expired in November 2017, unexercised. The Company wrote off $0.2 million of previously capitalised exploration expenditure.

Financing Activities

The Company expects to repay its $23.9 million credit facility with Mutual of Omaha Bank, following the sale of the Foreman Butte project.

Production Activities

Excluding discontinued operations, during the year the Consolidated Entity produced approximately 6,021 (2017: 61,516) barrels of oil and 7,284 (2017:434,998) Mcf of gas.

Reserves

	As at 30 June 2018
	NET OIL MBBLS	NET GAS MMCF	NET BOE MBBLS	NPV 10 $ MILLION
PDP	2,624	612	2,726	$39.13
PDNP	521	394	587	$5.53
PUD	2,686	1,090	2,868	$47.71
TOTAL PROVED	5,831	2,096	6,181	$92.37

Notes to Reserves Estimates

BOE MBBBLS is thousand barrels of oil equivalent

BOE is calculated using a heating value of gas and converted as 1 BOE equals 6 MCF

PDP is Proved Developed Producing

PDNP is Proved Developed Non Producing

PUD is Proved Un-Developed

NPV 10 is Net Present Value at 10% discount rate

Oil prices are based on 30 June 2018, NYMEX West Texas Intermediate prices and are adjusted for quality, transportation fees and market differentials. Gas prices are based on 30 June 2018 NYMEX Henry Hub prices and are adjusted for energy content, transportation fees and market differentials. All prices, before adjustments, are shown in the following table:

Period Ending	Oil/BBL -$	Gas/MCF -$
31 December 2018	70.57	2.96
31 December 2019	65.97	2.81
31 December 2020	61.40	2.68
31 December 2021	58.29	2.73
31 December 2022	54.78	2.64
Thereafter	53.03	2.923

The PDP and PDNP reserve estimates and forecasts of future production rates are based on historical performance and analogy data. If no production decline trend has been established, future production rates and decline curves are based on analogous wells. If a decline curve is established, this trend is used as the basis for estimating future production rates.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

The PUD reserve is dominated by the locations within the Home Run Field and two new laterals are planned to be drilled from an existing well bore within the core area The PUDs reserve estimate have been developed using the wealth of technical data available from this field, that has established the current reservoir pressure, the field limit, the original oil in place volume and matching the observed reservoir performance to the rock properties. These analyses have established a theoretical flow model for a single PUD location which has then been applied to each of the separate locations taking into account the performance of the “parent well” This treatment therefore delivers a production performance from these wells which is linked to the rock properties which are not uniform across the field area.

The reserve estimates utilize historical operating costs of the wells and leases, subject to the report, and are held constant for the life of a well. Development costs are based on authorizations for expenditure for the proposed work or actual costs for similar projects. Abandonment costs are assumed to be offset by the salvage value as all of these projects are located onshore.

The estimated reserves quoted are based on, and fairly represent, information and supporting documentation prepared by Benjamin Johnson, an employee of Netherland Sewell & Associates Inc, an independent petroleum engineering consulting firm based on the definitions and disclosures guidelines set forth in the 2007 Petroleum Resource Management System approved by the Society of Petroleum Engineers. The reserves included in this release were estimated using deterministic methods and presented as incremental quantities.

The reference point used in the reserve estimates is the sales point, and the reserves and their value are wholly attributable to the Consolidated Entity’s economic interest, net of royalties, operating and development costs, and production and ad valorem taxes.

The reserve estimate is comprised of 181 individual wells and have the following net revenue interest, reserve volumes and value.

PDP	Well count	Avg. NRI	Net Oil MBBLS	Net Gas MMCF	Net BOE MBBLS	NPV 10 $ MILLION
PDP	113	39.38%	2,624	612	2,726	$39.13
PDNP	33	72.46%	521	394	587	$5.53
PUD	35	74.618%	2,686	1,090	2,868	$47.71
Total	181	53.15%	5,831	2,096	6,181	$92.37

All PDP reserves are held by production.

DIVIDENDS

No dividend was paid or recommended for payment during the year (2017: $Nil).

SHARE OPTIONS

As at the date of this report, there were 314,500,000 (2017: 411,033,246) unissued ordinary shares under option. All option exercise prices are denominated in Australian Dollars unless noted otherwise.

In November 2016, the Company issued 48,000,000 options to Directors and employees of the Company. These options have an exercise price of $0.007 cents per share and an expiry date of 15 November 2026. They vested on 17 November 2017.

In November 2016, the company issued 272,000,000 options to Directors and employees of the Company. These options have an exercise price of $0.0055 cents per share and an expiry date of 15 November 2026. The remaining options vested on 17 November 2017. In August 2017, an employee resigned prior to the vesting date therefore 5,500,000 options have been cancelled.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

In November 2013, 4,000,000 options were issued to a Non-Executive Director of the Company. These options have an exercise price of 3.9 cents and an expiry date of 30 November 2017. These options vested immediately. These options expired unexercised.

In April 2014, 87,033,246 were issued in conjunction with a placement completed at the same time. The options have an exercise price of 3.3 cents and an expiry date of 30 April 2018. These options expired unexercised.

Shares issued as a result of the exercise of options

During the year, no options were exercised.

In the prior year, 140,143 ordinary shares were issued upon the exercise of 140,143 3.8 cent options.

Remuneration Report (Audited)

The remuneration report is set out under the following headings:

A	Key management personnel disclosed in this report
B	Principles used to determine the nature and amount of remuneration
C	Details of remuneration
D	Service agreements
E	Equity instruments held by key management personnel
F	Loans to key management personnel
G	Other transactions and balances with key management personnel
H	Company performance

The information provided in this remuneration report has been audited as required by section 308 (3C) of the Corporations Act 2001.

A	Key management personnel disclosed in this report

For the purposes of this report, Key Management Personnel (KMP) of the Consolidated Entity are defined as those persons having authority and responsibility for planning, directing and controlling the major activities of the Company and the Consolidated Entity, directly or indirectly, including any director (whether executive or otherwise) of the Parent Company.

For the purposes of this report, the term “executive” encompasses the Chief Executive Officer, Company Secretary, Chief Financial Officer, Vice President – Exploration and Vice President - Engineering. There are no further employees employed by either the Company or its subsidiaries who meet the definition of executive, therefore only the five executives detailed above are included in this report. During the year and as at the date of this report, unless stated otherwise, the key management personnel were:

Terry Barr	Managing Director
Peter Hill	Non-executive Director, Chairman
Greg Channon	Non-executive Director
Denis Rakich	Company Secretary, Executive Director

Robyn Lamont	Chief Financial Officer
David Ninke	Vice President – Exploration, resigned April 30, 2018
Mark Ulmer	Vice President - Operations

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

B	Principles used to determine the nature and amount of remuneration

The objective of the Consolidated Entity’s executive reward framework is to ensure reward for performance is competitive and appropriate for the results delivered. The performance of the Company depends upon the quality of its Directors and executives. To be successful and maximise shareholder wealth, the Company must attract, motivate and retain highly skilled Directors and executives.

Remuneration packages applicable to the executive Directors, senior executives and non-executive Directors are established with due regard to:

•	Performance against set goals
•	Ability to attract and retain qualified and experienced Directors and senior executives.

The Company has formed a Compensation Committee. The current members of the Compensation Committee are Dr Hill and Mr Channon. The Compensation Committee is responsible for determining and reviewing compensation arrangements for Directors and executives. The Committee assesses the appropriateness of the nature and amount of remuneration of Directors and executives on a periodic basis by reference to relevant employment market conditions with the overall objective of ensuring maximum stakeholder benefit from the retention of a high quality Board and executive team.

Executive Remuneration

The Company aims to reward executives with a level and mix of remuneration commensurate with their position and responsibilities within the Company and so as to:

•	Align the interests of executives with those of shareholders;
•	Link reward with strategic goals and performance of the Company; and
•	Ensure total remuneration is competitive by market standards.

Base pay for executives is reviewed on the contract renewal date to ensure the base pay is set to reflect the market for a comparable role. There are no guaranteed base pay increases included in any executives’ contracts.

Remuneration consists of fixed remuneration and remuneration incentives in the form of options issued in the Company.

The level of fixed remuneration is reviewed annually by the Board having due regard to performance against goals set for the year and relevant comparative information. The Board has access to external advice independent of management if required. During the year ended 30 June 2014 the Board sought advice from Denver Compensation and Benefits LLC in regards to the remuneration, including cash compensation and short and long term incentives for employees of the Consolidated Entity. No external advice was sought during the year ended 30 June 2017 and 30 June 2018.

Effective 1 October 2017, all Executives took 25% pay cuts to their base salary in order to assist with cashflow for the Company.

Non-executive Director Remuneration

Fees and payments to non-executive Directors reflect the demands which are made on, and the responsibilities of, the Directors. Non-executive Directors’ fees and payments are reviewed annually by the board. The Chair’s fees are determined independently of the other non-executive Directors. The Chair is not present at any discussions relating to determination of his own remuneration.

Effective 1 October 2017, all Directors took 25% pay cuts to their Directors Fees in order to assist with cashflow for the Company.

The ASX Listing Rules specify that the aggregate remuneration of non-executive Directors shall be determined from time to time by a general meeting. An amount not exceeding the amount determined is then divided between Directors as agreed. The latest determination was at the Annual General Meeting held on 18 November 2010 when shareholders approved an aggregate remuneration of A$500,000 per annum. The amount of aggregate remuneration sought to be approved by shareholders and the manner in which it is apportioned amongst Directors is reviewed annually.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

Non-executive Directors are encouraged by the Board to hold shares in the Company (purchased by Directors on market). It is considered good governance for Directors to have a stake in the Company on whose Board they sit.

Remuneration Incentives

The Company does not have a policy in place limiting the Directors exposure to risk in relation to the Company’s options.

The remuneration of non-executive Directors for the year ended 30 June 2018 and 2017 is detailed in Table 1 and Table 2 of this report.

Remuneration Incentives

Directors’ remuneration is not linked to either long term or short term incentives. The Board feels that the expiry date and exercise price of the options issued to the Directors in the current and prior years are sufficient to align the goals of the Directors and executives with those of the shareholders to maximise shareholder wealth. There are no performance criteria or service conditions attached to options issued to Directors.

Vesting conditions are attached to options that are issued to executives and employees.

Refer to KMP compensation table 1 for share based payments to Directors during the year ended 30 June 2018 and 30 June 2017.

Bonus plan for calendar year ended 31 December 2017

The Compensation Committee agreed not to put a bonus plan in place for the calendar year ended 31 December 2017.

Bonus plan for calendar year ended 31 December 2018

The Compensation Committee agreed not to put a bonus plan in place for the calendar year ended 31 December 2018.

Voting and comments made at the company's 2017 Annual General Meeting ('AGM')

At the 2017 AGM, 88.9% of the votes received supported the adoption of the remuneration report for the year ended 30 June 2017.

C	Details of Remuneration

Amounts of remuneration

Details of remuneration of the Directors and executives of the Company and Consolidated Entity in accordance with the requirements of the Corporations Act 2001 and its Regulations are set out in the following tables.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

Table 1: Key Management Personnel compensation for the year ended 30 June 2018

	Short Term		Post Employment	Share-based Payments		Total	Total Performance Related
	Salary & Fees	Non- monetary Benefits	Super - annuation	Options	Ordinary Shares
	$	$	$	$	$	$	%
Directors
T.Barr	325,000	-	18,000	65,995	-	408,995	16%
P. Hill	85,313	-	-	32,997	-	118,310	28%
G. Channon	52,815	-	-	26,188	-	79,003	33%
D. Rakich	88,850	-	8,548	26,188	-	123,586	21%
	551,978	-	26,548	151,368	-	729,894

Executives
R. Lamont	234,999	-	19,375	40,697	-	295,071	14%
D. Ninke	247,331	-	17,314	38,497	-	303,142	13%
M. Ulmer	308,749	-	18,000	52,796	-	379,545	14%
	791,079		54,689	131,990		977,758
	1,343,057	-	81,237	283,358	-	1,707,652

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

DIRECTORS’ REPORT
30 June 2018

Table 2: Key Management Personnel compensation for the years ended 30 June 2017

	Short Term		Post Employment	Share-based Payments		Total	Total Performance Related
	Salary & Fees	Non- monetary Benefits	Super - annuation	Options	Ordinary Shares
	$	$	$	$	$	$	%
Directors
T.Barr	390,000	5,982	18,000	103,640	56,903	574,525	18%
P. Hill	96,078	-	-	51,820	30,865	178,763	29%
G. Channon	52,815	-	-	41,127	19,864	113,806	36%
D. Rakich	81,408	-	7,864	41,127	5,602	136,001	30%
	620,301	5,982	25,864	237,714	113,234	1,003,095
Executives
R. Lamont	275,945	14,267	18,821	63,911	27,463	400,407	16%
D. Ninke	269,798	15,237	18,000	60,456	31,402	394,893	15%
M. Ulmer	370,500	18,519	18,000	82,912	17,968	507,899	16%
	916,243	48,023	54,821	207,279	76,833	1,303,199
	1,536,544	54,005	80,685	444,993	190,067	2,306,294

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

DIRECTORS’ REPORT
for the year ended 30 June 2018

Table 3 The proportion of remuneration linked to performance and the fixed proportion are as follows Still needed?

	Fixed remuneration		At risk - STI		At risk - LTI
Name	2018	2017	2018	2017	2018	2017
Directors
T.Barr	84%	82%	16%	18%	-%	-%
P. Hill	72%	71%	28%	29%	-%	-%
G. Channon	67%	64%	33%	36%	-%	-%
D. Rakich	79%	70%	21%	30%	-%	-%

Executives
R. Lamont	86%	84%	14%	16%	-%	-%
D. Ninke	87%	85%	13%	15%	-%	-%
M. Ulmer	86%	84%	14%	16%	-%	-%

D	Service Agreements

It is the Board’s policy that employment contracts are only entered into with the managing director and senior executives. As such contracts have been entered into for Mr. Barr, Mr. Ninke and Ms Lamont. Details of these contracts are included below.

Mr. Barr – Chief Executive Officer

Effective 1 January 2011, Mr Barr has been retained by the Company to act as the Company’s President, Managing Director and Chief Executive officer for a period of three years with an option to extend the contract for an additional three years at the mutual agreement of both the Company and the employee. In January 2014, his contract was extended for an additional 2 years. Mr Barr signed a new contract effective 31 December 2015, this contract has a two year term. As of 1 January 2016, the contract allows for total compensation of $418,000 (cash and non cash benefits). Mr Barr’s contract was renewed for an additional two years on 31 December 2017.

Mr. Ninke – Vice President Exploration

Effective 1 January 2011, Mr Ninke has been retained by the Company to act as Vice President - Exploration for a period of three years with an option to extend the contract for an additional three years. In January 2014, Mr Ninke’s contract was extended for three years at the mutual agreement of both the Company and the employee. A new two year contract was signed by Mr Ninke, effective 1 January 2017. As of 1 January 2017, the contract allows for total compensation of $304,717 (cash and non cash benefits). Mr Ninke resigned effective 30 April 2018.

Ms Lamont – Chief Financial Officer

Effective 1 January 2011, Ms Lamont has been retained by the Company to act as the Vice President – Finance and Chief Financial Officer for a period of three years with an option to extend the contract for an additional three years at the mutual agreement of both the Company and the employee. In January 2014, Ms Lamont’s contract was extended for an additional three years. A new three year contract was signed with Ms Lamont, effective 1 January 2017. As of 1 January 2017, the contract allows for total compensation of $308,000 (cash and non cash benefits).

Mr Ulmer – VP - Operations

Effective 1 April 2016, Mr Ulmer has been retained by the Company to act as the Vice President – Operations. Mr Ulmer signed a contract effective 1 January 2017 for this position for a period of three years. As of 1 January 2017, the contract allows for total compensation of $398,000 (cash and non cash benefits).

Key management personnel have no entitlement to termination payments in the event of removal for misconduct.

E	Equity instruments held by key management personnel
(i)	Option holdings of key management personnel
(ii)	Shares issued on exercise of options
(iii)	Shareholding of key management personnel

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

DIRECTORS’ REPORT
for the year ended 30 June 2018

(i)	Option holdings of key management personnel

30 June 2018	Balance at beginning of period 1 July 2017	Exercised during the year	Expired during the year	Granted as compensation	Other	Balance at end of period 30 June 2018	Options vested at 30 June 2018
Directors
T. Barr	60,000,000	-	-	-	-	60,000,000	60,000,000
D. Rakich	24,000,000	-	-	-	-	24,000,000	24,000,000
P. Hill	30,000,000	-	-	-	-	30,000,000	30,000,000
G. Channon	24,000,000	-	-	-	-	24,000,000	24,000,000

Executives
R. Lamont	37,000,000	-	-	-	-	37,000,000	37,000,000
D. Ninke	35,000,000	-	-	-	-	35,000,000	35,000,000
M. Ulmer	48,000,000	-	-	-	-	48,000,000	48,000,000
Total	258,000,000	-	-	-	-	258,000,000	258,000,000

(ii)	Shares issued on exercise of options

No directors or executive options were exercised during the year ended 30 June 2018 (2017: nil)

(iii)	Shareholdings of key management personnel

30 June 2018	Balance at beginning of period 1 July 2017	Granted as compensation	On exercise of options	Net change other	Balance at end of period 30 June 2018
Directors
T. Barr	24,840,966	-	-	-	24,840,966
D. Rakich	1,717,400	-	-	-	1,717,400
P. Hill	5,561,200	-	-	-	5,561,200
G. Channon	5,105,000	-	-	-	5,105,000

Executives
R. Lamont	8,261,178	-	-	-	8,261,178
D. Ninke	8,716,200	-	-	-	8,716,200
M. Ulmer	42,264,200	-	-	-	42,264,200
	96,466,144	-	-	-	96,466,144

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

DIRECTORS’ REPORT
for the year ended 30 June 2018

All equity transactions with key management personnel other than those arising from the exercise of compensation options have been entered into under terms and conditions no more favourable than those the Consolidated Entity would have adopted if dealing at arm’s length. In the tables above “Net Change Other” represents shares held by the Company as Treasury stock to pay for the taxes payable on the shares issued. Net Change Other for M. Ulmer relates to shares purchased by him in on market transactions.

F	Loans to key management personnel

No loans have been granted to key management personnel during the current or prior year.

G	Other transactions and balances with key management personnel

There were no transactions with key management personnel or their related parties during the current or prior year other than those mentioned above.

H	Company Performance

The Company’s performance is reflected in the movement in the Company’s earnings/(loss) per share (EPS) over time. The graph below shows Samson Oil & Gas Limited’s basic EPS history for the past five years, including the current period as well as the average share price quoted from the ASX.

EPS for all years presented have been measured based on the net (loss)/profit as calculated by the application of Australian Accounting Standards.

This concludes the remuneration report, which has been audited

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

DIRECTORS’ REPORT
for the year ended 30 June 2018

CORPORATE STRUCTURE

Samson Oil & Gas Limited is a Company limited by shares that is incorporated and domiciled in Australia.

EMPLOYEES

The Consolidated Entity employed 8 employees at 30 June 2018 (2017: 16 employees).

LIKELY DEVELOPMENTS AND EXPECTED RESULTS

The likely developments of the Consolidated Entity during the next financial year involve the ongoing principal activities of oil and gas exploration, development and production in the United States of America.

The Consolidated Entity plans to pursue three objectives:

1)	The closing of the pending asset sale
2)	The continued appraisal and acquisition of acreage in the Cane Creek project area in Utah and
3)	The continued review and appraisal of possible producing and exploration targets in the United States of America.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

Other than the changes mentioned above in the operating review or below in significant events after balance date, there has not been any matter or circumstance that has occurred during the year or that has arisen since the end of the financial year that has significantly affected, or may significantly affect:

•	the operations;
•	the results of those operations;
•	or the state of affairs of the Consolidated Entity in subsequent financial years.

ENVIRONMENTAL REGULATIONS AND PERFORMANCE

The Consolidated Entity has various permits and licenses to operate in different states within the United States of America.

The Consolidated Entity is not subject to any significant environmental regulation under Australian Commonwealth or State law.

There have been no significant known breaches of the Consolidated Entity’s licence or permit conditions during the year ended 30 June 2018.

DIRECTORS’ MEETINGS

The numbers of meetings of the Company’s board of Directors and of the Audit Committee held during the year ended 30 June 2018, and the numbers of meetings attended by each director were:

	Full meetings of Directors		Audit Committee Meetings		Compensation Committee
	Meetings attended	No. of Meetings held while in office	Meetings attended	No. of Meetings held while in office	Meetings attended	No. of Meetings held while in office
T.M. Barr	20	20	***	***	***	***
D. Rakich	20	20	***	***	-	-
P. Hill	20	20	2	2	-	-
G. Channon	20	20	2	2	-	-

*** Not a member of the applicable committee

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

DIRECTORS’ REPORT
for the year ended 30 June 2018

INDEMNIFICATION AND INSURANCE OF DIRECTORS

During the financial year, the Consolidated Entity incurred a premium of $105,000 (2017: $100,000) to insure Directors and officers of the Consolidated Entity.

The liabilities insured include costs and expenses that may be incurred in defending civil or criminal proceedings that may be brought against the officers in their capacity as officers of the Consolidated Entity, and any other payments arising from liabilities incurred by the officers in connection with such proceedings. This does not include such liabilities that arise from conduct involving a wilful breach of duty by the officers or the improper use by the officers of their position or of any information to gain advantage for themselves or someone else or to cause detriment to the Company. It is not possible to apportion the premium between amounts relating to insurance against legal costs and those relating to other liabilities.

INDEMINFICATION AND INSURANCE OF AUDITORS

The terms of engagement of Samson’s external auditor includes an indemnity in favour of the external auditor. This indemnity is in accordance with RSM Australia Partner’s standard Terms of Business and is conditional upon RSM Australia Partner’s acting as external auditor. Samson has not otherwise indemnified or agreed to indemnify the external auditors of Samson at any time during the financial year.

CORPORATE GOVERNANCE

The Directors of Samson Oil & Gas Limited aspire to maintain the standards of corporate governance appropriate to the size of the Company. The Company’s corporate governance statement is contained within the next section of this report.

AUDIT COMMITTEE

The members of the Audit Committee during the year were Dr Peter Hill and Mr Greg Channon.

See detail under Directors Meetings for details of Audit Committee meetings attended by the Directors.

SIGNIFICANT EVENTS AFTER THE BALANCE DATE

The forbearance agreement between the Consolidated Entity and Mutual of Omaha Bank lapsed on 15 October 2018. Mutual of Omaha Bank have the right to issue a Notice of Default to the Consolidated Entity and commence alternative actions to recovering the monies owed under the credit facility. To the date of this report, they have not taken this action.

The Directors are not aware of any matters or circumstances not otherwise dealt with in this report that have significantly or may significantly affect the operations of the Consolidated Entity, the results of those operations or the state of affairs of the Consolidated Entity in the subsequent financial years.

PROCEEDINGS ON BEHALF OF THE COMPANY

No person has applied to the Court under section 237 of the Corporations Act 2001 for leave to bring proceedings on behalf of the company, or to intervene in any proceedings to which the company is a party for the purpose of taking responsibility on behalf of the company for all or part of those proceedings.

NON-AUDIT SERVICES

The Company may decide to employ the auditor on assignments additional to their statutory audit duties where the auditor’s expertise and experience with the Company are important.

No non-audit services were provided by RSM Australia Partners (the Company’s auditors for the year ended 30 June 2018) during the current year.

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

DIRECTORS’ REPORT
for the year ended 30 June 2018

OFFICERS OF THE COMPANY WHO ARE FORMER PARTNERS OF RSM AUSTRALIA PARTNERS

There are no officers of the company who are former partners of RSM Australia Partners.

AUDITOR INDEPENDENCE

A copy of the auditor’s independence declaration as required under section 307C of the Corporations Act 2001 is set out on page 18.

AUDITOR

RSM Australia Partners continues in office in accordance with section 327 of the Corporations Act 2001.

This report is made in accordance with a resolution of directors, pursuant to section 298(2)(a) of the Corporations Act 2001.

Signed in accordance with a resolution of the Board of Directors.

Terence M. Barr

Director

Denver, Colorado

29 October 2018

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

RSM Australia Partners

Level 32, Exchange Tower

2 The Esplanade Perth WA 6000

GPO Box R1253 Perth WA 6844

T +61 (0)8 9261 9100

F +61 (0)8 92619111

www.rsm.com.au

AUDITOR’S INDEPENDENCE DECLARATION

As lead auditor for the audit of the financial report of Samson Oil & Gas Limited for the year ended 30 June 2018, I declare that, to the best of my knowledge and belief, there have been no contraventions of:

(i)	the auditor independence requirements of the Corporations Act 2001 in relation to the audit; and

(ii)	any applicable code of professional conduct in relation to the audit.

/s/ RSM
RSM AUSTRALIA PARTNERS

/s/ J A KOMNINOS
Perth, WA	J A KOMNINOS
Dated: 29 October 2018	Partner

THE POWER OF BEING UNDERSTOOD

AUDIT | TAX | CONSULTING

RSM Australia Partners is a member of the RSM network and trades as RSM, RSM is the trading name used by the members of the RSM network. Each member of the RSM network is an independent accounting and consulting firm which practices in its own right. The RSM network is not itself a separate legal entity in any jurisdiction.

RSM Australia Partners ABN 36 965 185 036

Liability limited by a scheme approved under Professional Standards Legislation

CORPORATE GOVERNANCE STATEMENT
for the year ended 30 June 2018

CORPORATE GOVERNANCE STATEMENT

Samson Oil & Gas Limited (“the Company”) and the board are committed to achieving and demonstrating the highest standards of Corporate Governance. The Board continues to review the framework and practices to ensure they meet the interests of shareholders. The Company and its controlled entities together are referred to as the Consolidated Entity in this statement.

A description of the Consolidated Entity’s main corporate governance practice is set out below. All these practices, unless stated otherwise, were in place for the entire year. They comply with the 2013 ASX Corporate Governance Principles and Recommendations.

Principle 1 – Lay solid foundations for management and oversight.

The relationship between the board and senior management is critical to the Consolidated Entity’s long term success. The Directors are responsible to the shareholders for the performance of the Consolidated Entity in both the short and longer term and seek to balance often competing objectives in the best interests of the Consolidated Entity as a whole. Their focus is to enhance the interests of the shareholders and other key stakeholders and to ensure the Consolidated Entity is properly managed.

The responsibilities of the Board include:

•	providing leadership and setting the strategic objectives of the entity;
•	appointing the Chairman of the Board;
•	appointing and when necessary replacing the CEO;
•	overseeing management’s implementation of the entity’s strategic objectives and its performance generally;
•	approving operating budgets and major capital expenditure;
•	overseeing the integrity of the entity’s accounting and corporate reporting systems, including the external audit
•	overseeing the entity’s process for making timely and balanced disclosure of all material information concerning the entity
•	ensuring that the entity has in place an appropriate risk management framework
•	approving the entity’s remuneration framework; and
•	monitoring the effectiveness of the entity’s governance practices.

Management is responsible for implanting the Board’s strategy and objectives within the risk framework established by the Board. Management is also responsible for providing the Board with accurate, timely and clear information in order to enable the Board to perform its responsibilities as outlined above.

The Board Charter, available on the Company’s website, recognizes and acknowledges that the Board acts on behalf of the shareholders and is accountable to the shareholders. The Board seeks to identify the expectations of the shareholders, as well as other regulatory and ethical expectations and obligations. In addition, the Board is responsible for identifying areas of significant business risk and ensuring arrangements are in place to adequately manage those risks.

All members of the Board, and in particular non-executive Directors, are entitled to seek independent professional advice, at expense to the entity, when such advice is necessary to allow the Directors to discharge their responsibilities as Directors.

The Company Secretary of the Consolidated Entity plays an important role in supporting the effectiveness of the Board and its Committees. The role of the Company Secretary includes:

•	advising the Board and its committees on governance matters;
•	monitoring that Board and committee policy and procedures are followed;
•	coordinating the timely completion and despatch of board and committee papers;
•	ensuring that the business at Board and committee meetings is accurately captured in the minutes; and
•	helping to organise and facilitate the induction and professional development of the directors

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CORPORATE GOVERNANCE STATEMENT
for the year ended 30 June 2018

The Company Secretary reports directly to the Board through the Chairman and is accessible to all directors.

The Board is responsible for the removal and appointment of the Company Secretary.

The Board had not formalised a Diversity Policy due to the size of the Company, however the Company is committed to diversity and recognises the benefits arising from employee and board diversity and the importance of benefiting from all available talent. The Company operates a strictly non-discriminatory employment policy under which employees are recruited and promoted on the basis of merit alone without regard to gender, age, race, cultural background or ethnicity.

As a matter of record, the Consolidated Group currently employs 2 women full-time and one part time (out of a total staff of 8), including Ms Robyn Lamont the Company’s Chief Financial Officer.

The company undertakes comprehensive reference checks prior to appointing a director, or putting that person forward as a candidate to ensure that person is competent, experienced, and would not be impaired in any way from undertaking the duties of director. The company provides relevant information to shareholders for their consideration about the attributes of candidates together with whether the Board supports the appointment or re-election.

Although the process has not been formalised, the Board of Directors regularly reviews its performance, the performance of senior executives and the entity’s performance against goals periodically set. The most recent review happened in April 2015.

The terms of the appointment of a non-executive director, executive directors and senior executives are agreed upon and set out in writing at the time of appointment.

Principle 2 – Structure the Board to add value

The board operates in accordance with the broad principles set out in its charter which is available from the corporate governance information section of the company’s website at www.samsonoilandgas.com. The charter details the board’s composition and responsibilities.

Board composition

The charter states:

•	The board is to be comprised of both executive and non-executive Directors with a majority of non-executive Directors. Non-executive Directors bring a fresh perspective to the board’s consideration to strategic, risk and performance matters
•	In recognition of the importance of independent views and the board’s role in supervising the activities of management, the Chair must be independent of management and all Directors are required to exercise independent judgement and review and constructively challenge the performance of management
•	The Chair is elected by the full board and is required to meet regularly with the Managing Director
•	The Company is to maintain a mix of Directors on the board from different backgrounds with complementary skills and experience.

The board seeks to ensure that:

•	At any point in time, its membership represents an appropriate balance between Directors with experience and knowledge of the Consolidated Entity and Directors with an external or fresh perspective
•	The size of the board is conducive to effective discussion and efficient decision-making.

Directors’ Independence

The board has adopted specific principles in relation to Directors’ independence. These state that when determining independence, a director must be a non-executive and the board should consider whether the director:

•	Is a substantial shareholder of the Company or an officer or, or otherwise associated directly with, a substantial shareholder of the Company

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CORPORATE GOVERNANCE STATEMENT
for the year ended 30 June 2018

•	Is or has been employed in an executive capacity by the Company or any other Consolidated Entity member within three years before commencing to serve on the board
•	Within the last year has been a principal of a material professional adviser or material consultant to the Company or any other Consolidated Entity member, or an employee materially associated with the service provided
•	Is a material supplier or customer of the Company or any other Consolidated Entity member, or an officer or otherwise associated directly or indirectly with a material supplier or customer
•	Has a material contractual relationship with the Company or a controlled entity other than as director of the Consolidated Entity
•	Is free from any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s independent exercise of their judgement.

“Materiality” for these purposes is determined on a qualitative basis. A transaction of any amount or a relationship is deemed material if knowledge of it may impact the shareholders’ understanding of the director’s performance.

Recent thinking on corporate governance has introduced the view that a director’s independence may be perceived to be impacted by lengthy service on the board. To avoid any potential concerns, the board has determined that a director will not be deemed independent if he or she has served on the board of the Company for more than ten years. The board continues to monitor developments on this issue.

The board assess independence each year. To enable this process, the Directors must provide all information to the Chief Financial Officer that may be relevant to the assessment.

Board members

Details of the members of the board, their experience, expertise, qualifications, term of office and their independent status are set out in the Directors report under the heading “Directors”. At the date of signing the Directors’ report, there are two executive Directors and two non-executive Directors. All non-executive Directors are deemed to be independent.

The Board's skills matrix indicates the mix of skills, experience and expertise that are considered necessary at Board level for optimal performance of the Board. The matrix reflects the Board's objective to have an appropriate mix of industry and professional experience including skills such as leadership, governance, strategy, finance, risk, IT, HR, policy development, international business and customer relationship. External consultants may be brought it with specialist knowledge to address areas where this is an attribute deficiency in the Board.

Although not formally documented, the Board feels that it has the appropriate mix of skills and diversity to appropriately perform its duties and obligations.

New directors undertake an induction program coordinated by the Company Secretary that briefs and informs the director on all relevant aspects of the company's operations and background. A director development program is also available to ensure that directors can enhance their skills and remain abreast of important developments.

Term of office

The Company’s Constitution specifies that all non-executive Directors appointed during the year, automatically retire at the next annual general meeting (“AGM”) and are eligible for re-election at that general meeting. Any director that has been appointed during the year and is subject to automatic retirement at the AGM is not taken into account in the automatic retirement of one third of the Directors as detail below.

At each AGM:

(a)	one third (or if that is not a whole number, the whole number nearest to one third) of the Directors who are not:

(i)	appointed, and required to retire, as detailed above; or
(ii)	the Managing Director; or
(iii)	Directors only because they are Alternates; and

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CORPORATE GOVERNANCE STATEMENT
for the year ended 30 June 2018

(b)	any Director who would, if that Director remained in office until the next AGM, have held that office for more than 3 years must retire from office and is eligible for re-election.

Chair and Chief Executive Officer

The Chair is responsible for leading the board, ensuring Directors are properly briefed in all matters relevant to their role and responsibilities, facilitating board discussions and managing the board’s relationship with the Company’s senior executives. In accepting the position, the Chair has acknowledged that it will require a significant time commitment and has confirmed that other positions would not hinder his effective performance in the role of Chair.

The CEO is responsible for implementing the Consolidated Entity’s strategies and policies. The board charter specifies that these are separate roles to be undertaken by separate people. The CEO role is performed by the Managing Director.

Commitment

The board held 22 meetings (including those held by circulating resolution) during the year. The number of meetings of the Company’s board of Directors and of each board committee held during the year ended 30 June 2018, and the number of meetings attended by each director is disclosed on page 15.

It is the Company’s practice to allow its non-executive Directors to accept appointments outside the Company with prior written approval of the board. No appointments of this nature were requested during the year.

Prior to appointment or being submitted for re-election, each non-executive director is required to specifically acknowledge that they will have and continue to have the time available to discharge their responsibilities to the Company.

Board committees

The board has established an Audit Committee to assist in the execution of the supervision of the audit by the Board. Effective 28 July 2011, the Board also formed a Compensation Committee to assist in the Board in its responsibility in relation to the compensation of the Consolidated Entity’s executive officers and Directors.

Audit Committee

The Audit Committee consists entirely of independent Directors. Mr Channon and Dr Hill are the current members of the Audit Committee and have been since their appointment to the Board on 27 January 2016. Both are deemed to be independent Directors. The Audit Committee operates in accordance with a formal written charter, a copy of which is available on the Company’s website. This committee oversees, reviews and acts on reports to the board on various auditing and accounting matters, selects the independent auditors and oversees the scope of annual audits, fees to be paid to the independent auditors, the performance of the independent auditors and our accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements.

It is the board’s responsibility to ensure that an effective internal control framework exists within the entity. This includes internal controls to deal with both the effectiveness and efficiency of significant business processes. This also includes the safeguarding of assets, the maintenance of proper accounting records, and the reliability of financial information.

Nomination Committee

The Company has a Nomination Committee; however the Board as a whole review the qualifications of any new board member and approve new appointments due to the size of the Board and the Company’s operations.

Principle 3 – Act ethically and responsibly

Code of Conduct

The Company has developed a Code of Conduct (“the Code”) which has been fully endorsed by the board and applies to all Directors and employees. The Code is regularly reviewed and updated as necessary to ensure it reflects the highest standards of behaviour and professionalism and the practices necessary to maintain confidence in the Consolidated Entity’s integrity and to take into account legal obligations and reasonable expectations of the Company’s stakeholders.

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CORPORATE GOVERNANCE STATEMENT
for the year ended 30 June 2018

In summary, the Code requires that at all times all Company employees will:

•	Act in the best interests of the Consolidated Entity
•	Act honestly and with high standards or personal integrity
•	Comply with the laws and regulations that apply to the Consolidated Entity and its operations
•	Not knowingly participate in any illegal or unethical activity
•	Not enter into any arrangement or participate in any activity that would conflict with the entity’s best interests or that would be likely to negatively affect the entity’s reputation
•	Not take advantage of the property or information of the Consolidated Entity or its customers for personal gain or to cause detriment to the Consolidated Entity or its customers; and
•	Not take advantage of their position or the opportunities arising therefrom for personal gain.

The Consolidated Entity also has an Insider Trading Policy which outlines the appropriate times for the purchase and sale of the Company’s securities by Directors and employees. The purchase and sale of Company securities by Directors and employees is only permitted during non-black out periods. Black out periods are defined in the Company’s Insider Trading Policy. Any transactions undertaken must be notified to the CEO or CFO prior to being entered into.

The Code and the Company’s trading policy is discussed with each new employee. Further training is periodically provided and all employees are asked to sign an annual declaration confirming their compliance with the Code and trading policy.

The Code requires employees who are aware of unethical practices with the Consolidated Entity or breaches of the Company’s trading policy to report these using the Company’s whistleblower program.

The Directors are satisfied that the Consolidated Entity has complied with its policies on ethical standards, including trading in securities.

A copy of the Code and the Insider Trading Policy are available on the Company’s website.

Principle 4 – Safeguard integrity in corporate reporting

Audit Committee

The Audit Committee consists entirely of independent Directors. Mr Channon and Dr Hill are the current members of the Audit Committee and have been since their appointment to the Board on 27 January 2016. Both are deemed to be independent Directors.

Details of these Directors’ qualifications and attendance at Audit Committee meetings are set out in the Directors report on pages 2, 3 and 15.

All members of the Audit Committee are financially literate and have an appropriate understanding of the oil and gas industry. Dr Hill is deemed to be the financial expert.

The Audit Committee operates in accordance with a charter which is available on the Company’s website. The main responsibilities of the committee are to review and make recommendations to the Board in relation to:

•	The adequacy of the Consolidated Entity’s corporate reporting processes;
•	Whether the Consolidated Entity’s financial statements reflect the understanding of the Committee members of, and otherwise provide a true and fair view of, the financial position and performance of the Consolidated Entity;
•	The appropriateness of the accounting judgements or choices exercised by management in preparing the Consolidated Entity financial statements;
•	The appointment or removal of the external auditor;
•	The rotation of the audit engagement partner;
•	The scope and adequacy of the external audit;
•	The independence and performance of the external auditor;

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CORPORATE GOVERNANCE STATEMENT
for the year ended 30 June 2018

•	Any proposal for the external auditor to provide non-audit services and whether it might compromise the independence of the external auditor

Prior to approving the Consolidated Entity’s financial statements for a financial period, the Audit Committee receives a declaration from the CEO and CFO that, in their opinion, the financial records of the Consolidated Entity have been properly maintained and that the financial statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the entity. The CEO and CFO also certify that the opinion has been formed on the basis of sounds system of risk management and internal control which is operating effectively.

In fulfilling its responsibilities, the Audit Committee:

•	receives regular reports from management and the external auditors;
•	meets with external auditors at least twice a year, or more frequently if necessary;
•	reviews the processes the CEO and CFO have in place to support their certifications to the board;
•	reviews any significant disagreements between the auditors and management, irrespective of whether they have been resolved;
•	is given the opportunity to meet with external auditors without the presence of management if required; and
•	provides the external auditors with a clear line of communication at any time to the either the audit committee or the Chair of the board.

The Audit Committee has authority, within the scope of its responsibilities, to seek any information it requires from any employee or external party.

External auditors

The Company’s and Audit Committee’s policy is to appoint external auditors who clearly demonstrate quality and independence. The performance of the external auditor is reviewed annually and applications for tender of external audit services are requested as deemed appropriate, taking into consideration assessment of performance, existing value and tender costs. The external audit was put to tender in 2008 with PricewaterhouseCoopers being appointed external auditors in October 2008.

The external audit was put to tender again in 2014 and RSM Australia Partner’s was appointed external auditors in November 2014.

An analysis of fees paid to the external auditors, including a break-down of fees for non-audit services, is provided in the Directors’ report and in note 21 to the financial statements. It is the policy of the external auditors to provide an annual declaration of their independence to the Audit Committee.

The external auditor will attend the AGM and be available to answer shareholder questions about the conduct of the audit and the preparation and content of the audit report.

Principle 5 - Make timely and balanced disclosures

The Company recognises the importance of ensuring its continuous disclosure requirements are met, and maintains a written policy that outlines the responsibilities relating to the directors, officers and employees in complying with the company's disclosure obligations. Where any such person is of any doubt as to whether they possess information that could be classified as market sensitive, they are required to notify the Company Secretary immediately in the first instance. The Company Secretary is required to consult with the CEO in relation to matters brought to his or her attention for potential announcement.

The Company Secretary has been nominated as the person responsible for communications with the Australian Securities Exchange (“ASX”). This role includes responsibility for ensuring compliance with the continuous disclosure requirements in the ASX Listing Rules and overseeing and co-ordinating information disclosure to the ASX, analysts, brokers, shareholders, the media and the public.

All announcements and presentations made by the Consolidated Entity, are prepared by management and reviewed and authorised by the Board prior to being released. The authorisation process in place seeks to ensure that announcements made are factual, complete, balanced and expressed in a clear and objective manner that allows investors to assess the impact of the information when making investment decisions.

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CORPORATE GOVERNANCE STATEMENT
for the year ended 30 June 2018

Principle 6 – Respect the rights of security holders

The Consolidated Entity actively seeks to provide its security holder appropriate information and facilities to allow them to exercise their rights as security holders effectively. This includes:

•	giving security holders ready access to information about the Consolidated Entity and its governance;
•	communicating openly and honestly with security holders; and
•	encouraging and facilitating their participation in meetings of security holders.

Detailed information with respect to the Directors and Executives of the Consolidated Entity is included on the Consolidated Entity’s website: www.samsonoilandgas.com. The following information is also available on the Consolidated Entity’s website:

•	Audit Committee Charter
•	Compensation Committee Charter
•	Corporate Governance and Nominating Committee Charter
•	Code of Ethics
•	Insider Trading Policy

All information disclosed to the ASX is posted on the Company’s website as soon as it is disclosed to the ASX. When analysts are briefed on aspects of the Consolidated Entity’s operations, the material used in the presentation is released to the ASX and posted on the Company’s website. Procedures have also been established for reviewing whether any price sensitive information has been inadvertently disclosed and, if so, this information is also immediately released to the market.

The Company actively promotes communication with shareholders through a variety of measures, including the use of the Company’s website and email. The Company’s reports and ASX announcements may be viewed and downloaded from its website: www.samsonoilandgas.com or the ASX website: asx.com.au under ASX code “SSN”. The Company also maintains an email list for the distribution of the Company’s announcements via email in a more timely manner.

The Consolidated Entity also welcomes communication and feedback from its security holders. The Consolidated Entity’s website contains information in order to enable security holders to contact the Directors or Management via email, phone or mail. The Consolidated Entity also makes time available at the Annual General Meeting for questions from security holders and holds meeting with security holders at other times as necessary.

From 30 June 2009, shareholders could elect whether or not they wished to receive a hard copy of the Annual Report. A copy of the Annual Report is sent to all shareholders who elected to receive one. All shareholders receive the Notice of Meeting for the Company’s Annual General Meeting.

Principle 7- Recognise and manage risk

The board, through the Audit Committee, is responsible for ensuring there are adequate policies in relation to risk management, compliance and internal control systems. A separate Risk Committee has not been established. The Company believes that the regular communication between senior management and the board ensures that risks are identified and dealt with, when appropriate, in a timely manner.

The Board and the Audit Committee are responsible for:

•	The adequacy of the Consolidated Entity’s processes for managing risk; and
•	The response of the Consolidated Entity for incidents involving fraud or other break down of the Consolidated Entity’s internal controls.

Each year, the Board performs a review of the Consolidated Entity’s fraud risk environment and makes any recommendations necessary to management to decrease fraud risk. No recommendations were made during the current years review.

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CORPORATE GOVERNANCE STATEMENT
for the year ended 30 June 2018

Considerable importance is placed on maintaining a strong control environment. There is an organisation structure with clearly drawn lines of accountability and delegation of authority. Adherence to the Code of Conduct is required at all times and the board actively promotes a culture of quality and integrity.

The Consolidated Entity has outsourced its internal audit function to an accounting firm in the United States unrelated to its external auditors. This internal audit function assists the Consolidated Entity with its internal controls by bringing a systematic, disciplined approach to evaluating and continually improving the effectiveness of its risk management and internal control processes.

Environmental Risk System

The Company recognises the importance of environmental risk management and is committed to the highest level of sound environmental management. The Company has established best practice environmental policies for those fields that it operates and seeks to ensure the operators of its non-operated properties operate in an environmentally sound manner.

Principle 8 – Remunerate fairly and responsibly

A Compensation Committee was formed on 28 July 2011. The Compensation Committee Charter can be found on the Consolidated Entity’s website. The Compensation Committee is chaired by an independent director.

The Compensation Committee is responsible for determining and reviewing compensation arrangements for the Directors. Further detail in relation to the Company’s remuneration policies can be found in the Remuneration Report included within the Directors’ Report.

Members of the senior executive team sign a formal employment contract at the time of their appointment covering a range of matters including their duties, rights, responsibilities and any entitlements on termination. The standard contract refers to a specific formal job description.

Further information on Directors’ and executives’ remuneration, including principles used to determine remuneration, is set out in the Directors’ report under the heading “Remuneration report”.

The board also assumes responsibility for overseeing management succession planning.

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
for the year ended 30 June 2018

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

		Consolidated Entity
	Note	2018	2017
		$	$

Revenue
Sale of oil and gas	3 (a)	279,237	2,554,483
Total revenue		279,237	2,554,483

Cost of sales		(501,940)	(3,109,425)

Gross profit		(222,703)	(554,942)

Other Income	3 (a)	186,518	2,183,643

Expenses
General and administrative expenses	3 (b)	(4,226,038)	(5,153,912)
Finance costs	3 (c)	(24,185)	(23,156)
Exploration and evaluation expense	3 (e)	(325,304)	(78,391)
Derivative instruments	3 (f)	(946,438)	2,640,373
Abandonment cost		(128,862)	(3,055)
Provision for doubtful debts		(75,000)	-
Impairment expense		-	(244,480)

Loss before income tax from continuing operations		(5,762,012)	(1,233,920)

Income tax benefit	4	732,056	-

Loss after income tax from continuing operations		(5,029,956)	(1,233,920)

Loss from discontinued operations	30	(788,127)	(1,304,776)

Net loss for the year attributable to owners of Samson Oil & Gas Limited		(5,818,083)	(2,538,696)

Other comprehensive loss, net of tax
Item that may be classified to profit and loss
Currency translation differences		(45,461)	(35,701)

Total comprehensive loss for the year attributable to the owners of Samson Oil & Gas Limited		(5,863,544)	(2,574,397)

Basic loss per share (cents) from continuing operations attributable to ordinary equity holds of the Company	22	(0.15)	(0.04)

Diluted loss per share (cents)	22	(0.15)	(0.04)

Basic loss per share (cents) from discontinuing operations attributable to ordinary equity holds of the Company	22	(0.02)	(0.04)
Diluted loss per share (cents)	22	(0.02)	(0.04)

The above Consolidated Statement of Comprehensive Income should be read in conjunction with the accompanying notes.

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CONSOLIDATED BALANCE SHEET
As at 30 June 2018

CONSOLIDATED BALANCE SHEET

		Consolidated Entity
	Note	2018	2017
		$	$

Current assets
Cash and cash equivalents	6	1,376,676	628,778
Trade and other receivables	7	1,759,390	1,550,366
Oil inventory	8	-	219,288
Prepayments		137,341	54,518
Assets classified as held for sale	30	29,600,456	-
Total current assets		32,873,863	2,452,950

Non-current assets
Other receivables	7	134,645	136,198
Restricted cash	6	450,000	450,000
Derivative instruments	23	-	99,583
Plant and equipment	9	242,821	296,078
Exploration and evaluation assets	10	-	271,078
Oil and gas properties	11	1,932,336	32,106,508
Deferred tax asset	4	732,056	-
Total non-current assets		3,491,858	33,359,445
Total assets		36,365,721	35,812,395

Current liabilities
Trade and other payables	12	9,730,906	5,066,504
Provisions associated with assets held for sale	14	2,509,891	-
Derivative instruments	23	1,210,795	363,940
Borrowings	13	23,867,558	23,264,767
Total current liabilities		37,319,150	28,695,211

Non-current liabilities
Provisions	14	802,832	3,362,204
Total non-current liabilities		802,832	3,362,204
Total liabilities		38,121,982	32,057,415

Net (liabilities)/assets		(1,756,261)	3,754,980

Equity

Contributed equity	15	99,643,104	99,643,104
Accumulated losses	16	(108,427,085)	(102,609,002)
Reserves	15	7,027,720	6,720,878
Total equity		(1,756,261)	3,754,980

The above Consolidated Balance Sheet should be read in conjunction with the accompanying notes.

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CONSOLIDATED STATEMENT OF CASHFLOWS
for the year ended 30 June 2018

CONSOLIDATED STATEMENT OF CASHFLOWS

		Consolidated Entity
	Note	2018	2017
		$	$

Cash flows from operating activities
Receipts from customers		11,938,297	13,953,796
Cash paid for commodity derivative instruments		(1,625,866)	(1,342,901)
Payments to suppliers and employees		(8,003,096)	(13,042,935)
Interest received		229	411
Cash interest payments		(1,350,391)	(1,878,382)
Payments of abandonment costs		(216,884)	(300,949)
Net cash flows from/(used) in operating activities	19	742,289	(2,610,960)

Cash flows from investing activities
Proceeds from sale of oil and gas properties		105,396	15,150,000
Payments for furniture and fittings		(31,379)	(106,726)
Payments for exploration and evaluation		54,226	(138,715)
Payments for oil and gas properties		(522,918)	(3,198,083)
Net cash flows (used)/from investing activities		(394,675)	11,706,476

Cash flows from financing activities
Proceeds from issue of share capital		-	3,198
Proceeds from borrowings		450,000	-
Repayments of borrowings		(35,000)	(11,047,443)
Payments for costs associated with borrowings		-	(40,000)
Payments for costs associated with capital raising		-	(3,771)
Net cash flows from/(used) in financing activities		415,000	(11,088,016)

Net increase/(decrease) in cash and cash equivalents		762,614	(1,992,500)
Cash and cash equivalents at the beginning of the financial year		628,778	2,654,812
Effects of exchange rate changes on cash and cash equivalents		(14,716)	(33,534)
Cash and cash equivalents at end of year		1,376,676	628,778

The above Consolidated Statement of Cash Flows should be read in conjunction with the accompanying notes.

Samson Oil & Gas Limited	Financial Statements – 30 June 2018

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

for the year ended 30 June 2018

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to equity holders of the parent
CONSOLIDATED	Contributed Equity	Accumulated Losses	Foreign Currency Translation Reserve	Equity Reserve	Share Based Payments Reserve	Total Equity
	$	$	$	$	$	$
Balance at 1 July 2016	99,523,411	(100,070,306)	2,025,500	(1,097,780)	5,276,872	5,657,697
Loss after income tax	-	(2,538,696)	-	-	-	(2,538,696)
Other comprehensive loss, net of tax	-	-	(35,701)	-	-	(35,701)
Total comprehensive expense for the year	-	(2,538,696)	(35,701)	-	-	(2,574,397)
Transactions with owners in their capacity as owners:
Issue of share capital	4,516	-	-	-	-	4,516
Share based payment	159,506				551,987	711,493
Share issue costs	(44,329)	-	-	-	-	(44,329)
Balance at 30 June 2017	99,643,104	(102,609,002)	1,989,799	(1,097,780)	5,828,859	3,754,980

Balance at 1 July 2017	99,643,104	(102,609,002)	1,989,799	(1,097,780)	5,828,859	3,754,980
Loss after income tax	-	(5,818,083)	-	-	-	(5,818,083)
Other comprehensive loss, net of tax	-	-	(45,461)	-	-	(45,461)
Total comprehensive expense for the year	-	(5,818,083)	(45,461)	-	-	(5,863,544)
Transactions with owners in their capacity as owners:
Share based payment	-	-	-	-	352,303	352,303
Balance at 30 June 2018	99,643,104	(108,427,085)	1,944,338	(1,097,780)	6,181,162	(1,756,261)

The above statement of Consolidated Changes in Equity should be read in conjunction with the accompanying notes.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	CORPORATE INFORMATION

The financial statements of the Company for the year ended and as at 30 June 2018 were authorised for issue in accordance with a resolution of the Directors on 29 October 2018. The financial statements include the financial statements for the Consolidated Entity comprised of Samson Oil & Gas Limited and its subsidiaries, referred to hereafter as the Consolidated Entity.

Samson Oil & Gas Limited is a Company limited by shares incorporated in Australia whose shares are publicly traded on the Australian Securities Exchange. Samson also trades an American Depository Share (“ADS”) on OTC QB under the symbol "SSNYY".

The nature of the operations and principal activities of the Consolidated Entity are described in Note 18 Segment Reporting.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless stated otherwise.

Basis of preparation

These general purpose financial statements have been prepared in accordance with Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board and the Corporations Act 2001.

Discontinued Operations

These financial statements have been prepared based on the terms of the Purchase and Agreement signed on 28th June 2018. This involved the sale of a significant portion of the Foreman Butte asset but with the Consolidated Entity retaining a 15% working interest in certain wells located in the Home Run field, a field located within the Foreman Butte project. The Financial Statements have been prepared as if this sale had of occurred on 1 July 2017 with the revenue and expense associated with the interest being sold disclosed as discontinued operations.

Going Concern

These financial statements have been prepared on the going concern basis, which contemplates the continuity of normal business activities and the realisation of assets and settlement of liabilities in the normal course of business.

As disclosed in the financial statements, the Consolidated Entity incurred a net loss of $5,818,083 for the year ended 30 June 2018. As at that date, the Consolidated Entity had net current liabilities of $34,045,743, excluding assets held for sale and net liabilities of $1,756,261. The Consolidated Entity’s ability to continue as a going concern is dependent on the divestment of assets resulting in proceeds not less than the Consolidated Entity’s obligation to Mutual of Omaha Bank or re-negotiation of its finance facilities.

These factors indicate a material uncertainty which may cast significant doubt as to whether the Consolidated Entity will continue as a going concern and therefore whether it will realise its assets and extinguish its liabilities in the normal course of business and at the amounts stated in the financial report.

The Directors believe that it is reasonably foreseeable that the Consolidated Entity will continue as a going concern and that it is appropriate to adopt the going concern basis in the preparation of the financial report. The Directors are currently negotiating with a number of prospective parties to divest its Oil & gas assets held for sale resulting in proceeds not less than the Consolidated Entity’s obligation to Mutual of Omaha Bank. The Directors are confident they will be able to successfully recognise amounts in excess of the carrying value of Oil & gas assets held for sale, as a result of their ultimate divestment, or alternatively through the successful development of the Foreman Butte project should the Directors successfully re-negotiate the Consolidated Entity’s debt and receive additional working capital.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

Accordingly, the Directors believe that the Consolidated Entity will be able to continue as a going concern and that it is appropriate to adopt the going concern basis in the preparation of the financial report.

The financial report does not include any adjustments relating to the amounts or classification of recorded assets or liabilities that might be necessary if the consolidated entity does not continue as a going concern.

Historical cost convention

These financial statements have been prepared under the historical cost convention, except for derivative instruments, which have been measured at fair value.

Critical accounting estimates

The preparation of financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of the applying the Consolidated Entity’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are discussed at d) below.

a)	Compliance Statement

The consolidated financial statements of the Consolidated Entity also comply with International Financial Reporting Standards (IFRS) as issued by International Accounting Standards Board (IASB).

b)	New and amended accounting standards and interpretations adopted

The consolidated entity has adopted all of the new, revised or amending Accounting Standards and Interpretations issued by the Australian Accounting Standards Board ('AASB') that are mandatory for the current reporting period.

Any new, revised or amending Accounting Standards or Interpretations that are not yet mandatory have not been early adopted.

c)	New standards and interpretation not yet adopted by the Consolidated Entity

Certain new accounting standards and interpretations have been published that are not mandatory for 30 June 2018 reporting periods. The Consolidated Entity’s assessment of the impact of the new standards and interpretations is set out below.

AASB 9 Financial Instruments

This standard is applicable to annual reporting periods beginning on or after 1 January 2018. The standard replaces all previous versions of AASB 9 and completes the project to replace IAS 39 'Financial Instruments: Recognition and Measurement'. AASB 9 introduces new classification and measurement models for financial assets. A financial asset shall be measured at amortised cost, if it is held within a business model whose objective is to hold assets in order to collect contractual cash flows, which arise on specified dates and solely principal and interest. All other financial instrument assets are to be classified and measured at fair value through profit or loss unless the entity makes an irrevocable election on initial recognition to present gains and losses on equity instruments (that are not held-for-trading) in other comprehensive income ('OCI'). For financial liabilities, the standard requires the portion of the change in fair value that relates to the entity's own credit risk to be presented in OCI (unless it would create an accounting mismatch). New simpler hedge accounting requirements are intended to more closely align the accounting treatment with the risk management activities of the entity. New impairment requirements will use an 'expected credit loss' ('ECL') model to recognise an allowance. Impairment will be measured under a 12-month ECL method unless the credit risk on a financial instrument has increased significantly since initial recognition in which case the lifetime ECL method is adopted. The standard introduces additional new disclosures. The consolidated entity will adopt this standard from 1 July 2018 but the impact not expected to be significant.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

AASB 15 Revenue from Contracts with Customers

This standard is applicable to annual reporting periods beginning on or after 1 January 2018. The standard provides a single standard for revenue recognition. The core principle of the standard is that an entity will recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard will require: contracts (either written, verbal or implied) to be identified, together with the separate performance obligations within the contract; determine the transaction price, adjusted for the time value of money excluding credit risk; allocation of the transaction price to the separate performance obligations on a basis of relative stand-alone selling price of each distinct good or service, or estimation approach if no distinct observable prices exist; and recognition of revenue when each performance obligation is satisfied. Credit risk will be presented separately as an expense rather than adjusted to revenue. For goods, the performance obligation would be satisfied when the customer obtains control of the goods. For services, the performance obligation is satisfied when the service has been provided, typically for promises to transfer services to customers. For performance obligations satisfied over time, an entity would select an appropriate measure of progress to determine how much revenue should be recognised as the performance obligation is satisfied. Contracts with customers will be presented in an entity's statement of financial position as a contract liability, a contract asset, or a receivable, depending on the relationship between the entity's performance and the customer's payment. Sufficient quantitative and qualitative disclosure is required to enable users to understand the contracts with customers; the significant judgments made in applying the guidance to those contracts; and any assets recognised from the costs to obtain or fulfil a contract with a customer. The consolidated entity will adopt this standard from 1 July 2018 but the impact of its adoption is not expected to be significant.

AASB 16 Leases

This standard is applicable to annual reporting periods beginning on or after 1 January 2019. The standard replaces AASB 117 'Leases' and for lessees will eliminate the classifications of operating leases and finance leases. Subject to exceptions, a 'right-of-use' asset will be capitalised in the statement of financial position, measured as the present value of the unavoidable future lease payments to be made over the lease term. The exceptions relate to short-term leases of 12 months or less and leases of low-value assets (such as personal computers and small office furniture) where an accounting policy choice exists whereby either a 'right-of-use' asset is recognised or lease payments are expensed to profit or loss as incurred. A liability corresponding to the capitalised lease will also be recognised, adjusted for lease prepayments, lease incentives received, initial direct costs incurred and an estimate of any future restoration, removal or dismantling costs. Straight-line operating lease expense recognition will be replaced with a depreciation charge for the leased asset (included in operating costs) and an interest expense on the recognised lease liability (included in finance costs). In the earlier periods of the lease, the expenses associated with the lease under AASB 16 will be higher when compared to lease expenses under AASB 117. However EBITDA (Earnings Before Interest, Tax, Depreciation and Amortisation) results will be improved as the operating expense is replaced by interest expense and depreciation in profit or loss under AASB 16. For classification within the statement of cash flows, the lease payments will be separated into both a principal (financing activities) and interest (either operating or financing activities) component. For lessor accounting, the standard does not substantially change how a lessor accounts for leases. The consolidated entity will adopt this standard from 1 July 2019 and the impact of its adoption is being assessed by the consolidated entity.

There are no other standards that are not yet effective and that are expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

d)	Principles of Consolidation

In accordance with the Corporations Act 2001, these financial statements present the results of the consolidated entity only. Supplementary information about the parent entity is disclosed in note 29.

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of Samson Oil & Gas Limited (“parent entity” or “Company”) as at 30 June 2018 and the results of all subsidiaries for the year then ended.

Subsidiaries are all those entities over which the Consolidated Entity has the power to govern the financial and operating policies, generally accompanying a shareholding of more than one-half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Consolidated Entity controls another entity.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

Subsidiaries are fully consolidated from the date on which control is transferred to the Consolidated Entity. They are deconsolidated from the date that control ceases.

The acquisition method of accounting is used to account for the acquisition of subsidiaries by the Consolidated Entity (refer to Note 2 (cc)).

All intercompany balances and transactions, including unrealised profits arising from intra-group transactions, have been eliminated in full. Unrealised losses are eliminated unless costs cannot be recovered.

The financial statements of subsidiaries are prepared for the same reporting period as the parent entity, using consistent accounting policies.

Non-controlling interests not held by the Consolidated Entity are allocated their share of net profit after tax in the profit and loss and are presented within equity in the Consolidated Balance Sheet, separately from parent shareholders’ equity.

The Consolidated Entity treats transactions with non-controlling interests that do not result in a loss of control as transactions with equity owners of the Consolidated Entity. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling interests and any consideration paid or received is recognised in a separate reserve within equity attributable to owners of Samson Oil & Gas Limited.

When the Consolidated Entity ceases to have control, joint control or significant influence, any retained interest in the entity is remeasured to its fair value with the change in carrying amount recognised in profit or loss. The fair value is the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, jointly controlled entity or financial asset. In addition, any amounts previously recognised in other comprehensive income in respect of that entity are accounted for as if the Consolidated Entity had directly disposed of the related assets or liabilities. This may mean that amounts previously recognised in other comprehensive income are reclassified to profit or loss.

If the ownership interest in a jointly-controlled entity or an associate is reduced but joint control or significant influence is retained, only a proportionate share of the amounts previously recognised in other comprehensive income are reclassified to profit or loss where appropriate.

e)	Significant accounting judgments, estimates and assumptions

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that may have a financial impact on the entity and that are believed to be reasonable under the circumstances.

Critical judgements in applying the entity’s accounting policies

Management has identified the critical accounting policies set out below for which significant judgments, estimates and assumptions are made. Actual results may differ from these estimates under different assumptions and conditions may materially affect financial results of the financial position reported in future periods. Further details of the nature of these assumptions and conditions may be found in the relevant notes to the financial statements.

Exploration and evaluation

The Consolidated Entity’s accounting policy for exploration and evaluation is set out in Note 2 (r). The application of this policy necessarily requires management to make certain estimates and assumptions as to future events and circumstances, in particular the assessment of whether economic quantities of reserves have been found. Any such estimates and assumptions may change as new information becomes available. If, after having capitalised expenditure under our policy, we conclude that we are unlikely to recover the expenditure by future exploitation or sale, then the relevant capitalised amount will be written off to the profit and loss.

When assessing whether deferred exploration expenditure should be carried forward from the prior year the Consolidated Entity reviews each project on an individual basis, taking into account, but not limited, to the ongoing activity in relation to that field, including any new agreements or contracts entered into during the year and the Consolidated Entity’s near future plans for the field or prospect.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

The Consolidated Entity believes that exploration expenditures are incurred with the intent of making further investment decisions and are not directly related to the revenue producing activities of the Consolidated Entity and are therefore more appropriately presented as investing activities.

Critical accounting estimates and assumptions

The carrying amounts of certain assets and liabilities are often determined based on estimates and assumptions of future events. The resulting accounting estimates will, by definition, seldom equal the related actual results. The key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period are:

Share-based payment transactions

The Consolidated Entity measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. The fair value is determined using a Black-Scholes option pricing model.

The value of equity-settled transactions with other service providers, excluding employees, are measured based on the value of the service received by the Consolidated Entity. If a value for this cannot be reasonably measured, the value will be measured by reference to the fair value of the equity instruments at the date services are provided. The Consolidated Entity also uses a Black-Scholes option pricing model to determine this fair value, where appropriate.

Impairment of assets

In determining the recoverable amount of assets, in the absence of quoted market prices, estimations are made regarding the present value of future cash flows using asset specific discount rates. For oil and gas properties, expected future cash flow estimation is based on proved and probable reserves, future production profiles, commodity prices and costs. The estimates of future cash flows are made as at each balance date, using the price estimates from the forward curve as at that date.

Restoration obligations

The Consolidated Entity estimates the future removal costs of oil and gas wells and production facilities at the time of installation of the assets. In most instances, the removal of assets will occur many years into the future. This requires judgmental assumptions regarding removal data, future environmental legislation, and the extent of reclamation activities required the engineering methodology for estimating future cost, future removal technologies in determining the removal cost, and liability specific discount rates to determine the present value of these cash flows. For more detail regarding the policy in respect of the provision for restoration refer to Note 2 (w). The discount rate used to determine the present value of the cash flows was 13.43% (2017:13.43%).

Reserves estimates

Estimates of recoverable quantities of proven and probable reserves, that are used to review the carrying value of oil and gas properties, include assumptions regarding commodity prices, exchange rates, discount rates, and production and transportation costs for future cash flows. It also requires interpretation of complex and difficult geological and geophysical models in order to make an assessment of the size, shape, depth and quality of reservoirs and their anticipated recoveries. The economic, geological and technical factors used by the Consolidated Entity to estimate reserves may change from period to period. Changes in reserves can impact asset carrying values, the provision for restoration and the recognition of deferred tax assets, due to changes in estimated future cash flows. Reserves are integral to the amount of depreciation, depletion, amortisation and impairment charged to the profit and loss.

The impairment expense, relating to oil and gas properties recognized in the Consolidated Statement of Comprehensive Income is $nil (2017: $nil).

Reserve estimates are prepared by internal engineers and external independent third parties in accordance with guidelines prepared by the Society of Petroleum Engineers. The reserve estimates as at 30 June 2018 were prepared internally by a practitioner with 22 years of industry experience in geologic and engineering review and analysis and a Bachelor of Science in Geological Engineering from Colorado School of Mines. Additionally, the Chief Executive Officer, Terry Barr, is responsible for overseeing the preparation of the Company’s reserves report. The CEO is a petroleum geologist who holds an Associateship in Applied Geology and has over 45 years of relevant experience in the oil and gas industry. The reserve estimates as at 30 June 2017 were prepared by Netherland, Sewell and Associates, Inc, independent reserve engineers.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

Units of production method of depreciation and amortisation

The Consolidated Entity applies the units of production method for depreciation of its oil and gas properties and assets based on hydrocarbons produced. These calculations require the use of estimates and assumptions. Significant judgment is required in assessing the available reserves and future production associated with the assets to be depreciated under this method. Factors that must be considered in determining reserves and future production are the Company’s history of exploiting reserves and the relevant time frames, markets and future developments. When these factors change or become known in the future, such differences will impact pre-tax profit and carrying values of assets. It is impracticable to quantify the effect of these changes in these estimates and assumptions in future periods. The reassessment of rates occurs at 31 December and 30 June each year and is performed consistently from period to period.

f)	Revenue Recognition

Revenue is recognised and measured at the fair value of the consideration received or receivable to the extent it is probable that the economic benefits will flow to the Consolidated Entity and the revenue can be reliably measured. Amounts disclosed as revenue are net of rebates and amounts collected on behalf of third parties.

The following specific recognition criteria must also be met before revenue is recognised:

Sale of oil and gas

Revenue is recognised when the significant risks and rewards of ownership of the product have passed to the buyer and the amount of revenue can be measured reliably. Risks and rewards are considered to have passed to the buyer at the time of delivery of the product to the customer.

Gas imbalances occur when the Consolidated Entity sells more or less than its entitled ownership percentage of total gas production. Any amount received in excess of the Consolidated Entity’s share is treated as a liability. If the Company receives less than its entitled share, the underproduction is recorded as a receivable.

Interest income

Interest income is recognised using the effective interest method. When a receivable is impaired, the Consolidated Entity reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument, and continues unwinding the discount as interest income. Interest income on impaired loans is recognised using the original effective interest rate

Other income

Revenue is recognised when the Consolidated Entity’s right to receive the payment is established.

g)	Borrowing Costs

Borrowing costs incurred for the construction of any qualifying assets are capitalised during the period of time that is required to complete and prepare the asset for its intended use or sale. Other borrowing costs are expensed.

h)	Leases

The determination of whether an arrangement is or contains a lease is based on the substance of the arrangement and requires an assessment of whether the fulfilment of the arrangement is dependent on the use of a specific asset or assets and whether the arrangement conveys a right to use the asset.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

Finance leases, which transfer to the Consolidated Entity substantially all the risks and benefits incidental to ownership of the leased item, are capitalised at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognised as an expense in profit or loss.

Capitalised leased assets are depreciated over the shorter of the estimated useful life of the asset and the lease term if there is no reasonable certainty that the Consolidated Entity will obtain ownership by the end of the lease term.

Operating lease payments are recognised as an expense in the profit and loss on a straight line basis over the lease term. Operating lease incentives are recognised as a liability when received and subsequently reduced by allocating lease payments between rental expense and reduction of the liability.

i)	Cash and cash equivalents

Cash and cash equivalents in the balance sheet comprise cash at bank and in hand and short-term deposits with an original maturity of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

For the purposes of the Consolidated Cash Flow Statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts. Bank overdrafts are included within borrowings in current liabilities on the balance sheet.

Cash and cash equivalents exclude restricted cash.

j)	Restricted cash

The Consolidated Entity may be required to place funds with third parties as bonds for environmental restoration. These bonds are carried as non-current receivables when the release of cash is not expected to occur within twelve months. The bonds are represented by cash and are valued as cash.

k)	Trade and other receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest rate method, less provision for impairment. Trade receivables are generally due for settlement within 30-90 days. They are presented as current assets unless collection is not expected for more than 12 months from reporting date.

Collectability of trade receivables is reviewed on an ongoing basis. Debts that are known to be uncollectible are written off by reducing the carrying amount directly. An allowance account (provision for impairment of trade receivables) is used when there is objective evidence that the Consolidated Entity will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties in the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments (more than 60 days overdue) are considered indicators that the trade receivable is impaired. The amount of the impairment allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. Cash flows relating to short-term receivables are not discounted if the effect of discounting is immaterial.

The amount of the impairment loss is recognised in profit and loss within other expenses. When a trade receivable for which an impairment allowance had been recognised becomes uncollectible in a subsequent period, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against other expenses in profit and loss.

l)	Prepayments

Prepayments relate to certain goods and services whereby the payment has been made and the resultant benefit is derived over future periods.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

m)	Foreign currency translation

(i) Functional and presentation currency

The functional currency of Samson Oil & Gas Limited is Australian Dollars. The functional currency of Samson Oil & Gas USA, Inc and Samson Oil and Gas USA Montana, Inc is United States Dollars. The presentation currency of the Consolidated Entity is United States Dollars.

(ii) Transaction and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss, except when they are deferred in equity as qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the profit and loss, within finance costs. All other foreign exchange gains and losses are presented in the profit and loss on a net basis within other income or other expenses.

Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. For example, translation differences on non-monetary assets and liabilities such as equities held at fair value through profit or loss are recognised in profit or loss as part of the value gain or loss and translation differences on non-monetary assets such as equities classified as available-for-sale financial assets are recognised in other comprehensive income.

(iii) Translation of Consolidated Entity functional currency to presentation currency

The results and financial position of entities within the Consolidated Entity entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet
•	Income and expense for each profit and loss are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on transaction dates, in which case income and expenses are translated at the dates of the transactions)
•	Equity is translated at the historical exchange rate that approximates the rate in effect at the date of the transaction, and
•	All resulting exchange differences are recognised in other comprehensive income.

On consolidation, exchange differences arising from the translation of any net investment in foreign entities, and of borrowings and other financial instruments designated as hedges of such investments, are taken to shareholders’ equity. When a foreign operation is sold or any borrowings forming part of the net investment are repaid, a proportionate share of such exchange differences are recognised in profit and loss, as part of the gain or loss on sale where applicable.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entities and translated at the closing rate.

n)	Income tax

The income tax expense or benefit for the period is the tax payable on the current period’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

The current income tax charge is calculated on the basis of the tax rates and laws enacted or substantively enacted at the end of the reporting period in the countries where the company’s subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit nor loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the reporting date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.

Current and deferred tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

o)	Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of associated GST, unless the GST incurred is not recoverable from the taxation authority. In this case it is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the taxation authority is included with other receivables or payables in the balance sheet.

Cash flows are presented on a gross basis. The GST components of cash flows arising from investing or financing activities which are recoverable from, or payable to the taxation authority, are presented as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the tax authority.

p)	Plant and equipment

Plant and equipment is stated at historical cost less accumulated depreciation and any accumulated impairment losses. Such cost includes the cost of replacing parts that are eligible for capitalisation when the cost of replacing the parts is incurred. Similarly, when each major overhaul is performed its cost is recognised in the carrying amount of plant and equipment as a replacement only if it is eligible for capitalisation. All other repairs and maintenance are recognised in profit or loss as incurred.

Depreciation expense is estimated over the useful life of the assets as follows:

Furniture and fittings – over two to five years using the straight line method

Computer equipment – over two to five years using the straight line method

Motor vehicles – over three to five years using the straight line method

Lease and well equipment – over the life of the reserve (usually 3-25 years) – approximated using the units of production method.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

Plant and equipment under lease are depreciated over the unexpired period of the lease or the estimated useful life of the assets, whichever is shorter.

The assets’ residual values, useful lives and amortisation methods are reviewed, and adjusted if appropriate, at each financial year end.

Refer Note 2 (t) for the Consolidated Entity’s policy in relation to Impairment of Non-Financial Assets.

Derecognition and disposal

An item of plant and equipment is derecognised upon disposal or when no further future economic benefits are expected from its use or disposal.

Any gain or loss arising on derecognition (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit and loss in the year the asset is derecognised.

q)	Oil and gas properties

Oil and gas properties include capitalised project expenditure and development expenditure.

The Consolidated Entity uses the units of production method to amortise costs carried forward in relation to its oil and gas properties. For this approach, the calculations are based on proved and probable reserves as determined by our reserves determination.

Impairment on the carrying value of oil and gas properties is based on proved and probable reserves and is assessed on a field by field basis.

r)	Exploration and evaluation assets

Exploration and evaluation expenditure in respect of each area of interest is accounted for using the successful efforts method of accounting. The successful efforts method requires all exploration and evaluation expenditure to be expensed in the period in which it is incurred, except the costs of wells and the costs of acquiring interests in new exploration assets, which are capitalised as intangible exploration and evaluation assets. The costs of wells that have been initially capitalised pending the results of the well, are reviewed at the completion of the well when well results are known and transferred to oil and gas properties or expensed as appropriate.

An area of interest refers to an individual geographical area where the presence of oil or a natural gas field is considered favourable or has been proved to exist, and in most cases will comprise an individual oil or gas field. This means all exploration and evaluation costs, including general permit activity, geological and geophysical costs are expensed as incurred except where:

•	the expenditure or asset acquired relates to an exploration discovery, that at balance date, the assessment of whether or not an economically recoverable reserve is not yet complete and active and significant operations in relation to the area of interest is continuing; or
•	it is expected that the expenditure or asset acquired will be recouped through successful exploitation, or alternatively, by its sale.

Exploration costs are classified as cash flows from investing activities in the cash flow statement.

Exploration and evaluation assets are assessed for impairment when facts and circumstances indicate that the carrying amount of an exploration and evaluation asset may exceed its recoverable amount. When assessing for impairment consideration is given to but not limited to the following:

•	the period for which the Consolidated Entity has the right to explore
•	planned and budgeted future exploration expenditure
•	activities incurred during the year, and
•	activities planned for future periods.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

s)	Investments and other financial assets

Investments and financial assets in the scope of AASB 139 Financial Instruments: Recognition and Measurement are categorised as either financial assets at fair value through profit or loss, loans and receivables, or available-for-sale financial assets. The classification depends on the purpose for which the investments were acquired. Designation is re-evaluated at each financial year end, but there are restrictions on reclassifying to other categories.

When financial assets are recognised initially, they are measured at fair value, plus in the case of assets not at fair value through profit or loss, directly attributable transaction costs.

Recognition and Derecognition

Regular purchases and sales of financial assets are recognised on trade-date – the date on which the group commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the group has transferred substantially all the risks and rewards of ownership.

When securities classified as available-for-sale are sold, the accumulated fair value adjustments recognised in other comprehensive income are reclassified to profit or loss as gains and losses from investment securities.

Measurement

At initial recognition, the group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

Loans and receivables are subsequently carried at amortised cost using the effective interest method.

Available-for-sale financial assets and financial assets at fair value through profit or loss are subsequently carried at fair value. Gains or losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ category are presented in profit or loss within other income or other expenses in the period in which they arise. Dividend income from financial assets at fair value through profit or loss is recognised in profit or loss as part of revenue from when the Consolidated Entity’s right to receive payments is established. Interest income from these financial assets is included in the net gains/(losses).

Changes in the fair value of monetary securities denominated in a foreign currency and classified as available-for-sale are analysed between translation differences resulting from changes in amortised cost of the security and other changes in the carrying amount of the security. The translation differences related to changes in the amortised costs are recognised in profit or loss, and other changes in carrying amount are recognised in other comprehensive income. Changes in the fair value of other monetary and non-monetary securities classified as available-for-sale are recognised in the other comprehensive income.

(i)	Financial assets at fair value through profit or loss

Financial assets classified as held for trading are included in the category ‘financial assets at fair value through profit or loss’. Financial assets are classified as held for trading in that they are acquired for the purpose of selling in the near term with the intention of making a profit. Derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on financial assets held for trading are recognised in profit or loss and the related assets are classified as current assets in the balance sheet.

(ii)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed determinable payments that are not quoted in an active market. Such assets are carried at amortised cost using the effective interest rate method. Gains and losses are recognised in the profit and loss when the loans and receivables are derecognised or impaired. These are included in current assets, except for those with maturities greater than 12 months after the balance date, which are classified as non-current.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

(iii)	Impairment

The Consolidated Entity assesses at each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as result of one more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliability estimated. In the case of equity investments classified as available-for-sale, a significant or prolonged decline in the fair value of the security below its cost is considered an indicator that the assets are impaired. Impairment losses are recognised through the profit and loss.

Assets carried at amortised cost

For loans and receivables, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognised in the consolidated profit and loss. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. As a practical expedient, the Consolidated Entity may measure impairment on the basis of an instrument’s fair value using an observable market price.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised (such as an improvement in a debtor’s credit rating), the reversal of the previously recognised impairment loss is recognised in the consolidated profit and loss.

Assets classified as available-for-sale

If there is objective evidence of impairment for available-for-sale financial assets, the cumulative loss –measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss – is removed from equity and recognised in profit or loss.

Impairment losses on equity instruments that were recognised in profit or loss are not reversed through profit or loss in a subsequent period.

If the fair value of a debt instrument classified as available-for-sale increases in a subsequent period and the increase can be objectively related to an event occurring after the impairment loss was recognised in profit or loss, the impairment loss is reversed through profit or loss.

t)	Impairment of non-financial assets

The Consolidated Entity assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Consolidated Entity makes an estimate of the asset’s recoverable amount. An asset’s recoverable amount is the higher of its fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets and the asset’s value in use cannot be estimated to be close to its fair value. In such cases the asset is tested for impairment as part of the cash-generating unit to which it belongs. When the carrying amount of an asset or cash-generating unit exceeds its recoverable amount, the asset or cash-generating unit is considered impaired and is written down to its recoverable amount. Impairment losses relating to continuing operations are recognised in profit and loss.

An assessment is also made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognised impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. If that is the case the carrying amount of the asset is increased to its recoverable amount. That increased amount cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in profit or loss. After such a reversal the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

u)	Trade and other payables

These amounts represent liabilities for goods and services provided to the Consolidated Entity prior to the end of the financial year which are unpaid. These amounts are unsecured and are usually paid within 30 days of recognition. Trade and other payables are presented as current liabilities unless payment is not due within 12 months from the reporting date. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

v)	Provisions

Provisions for legal claims and make good obligations are recognised when the Consolidated Entity has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item including in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as interest expense.

w)	Restoration costs

The Consolidated Entity records the present value of the estimated cost of legal and constructive obligations to restore operating locations in the period in which the obligation arises. The nature of restoration activities includes the removal of facilities, abandonment of wells and rehabilitation of affected areas.

Typically, the obligation arises when the asset is installed at the production location. When the liability is initially recorded, the estimated cost is capitalised by increasing the carrying amount of the related oil and gas properties. Over time, the liability is increased for the change in present value based on a risk adjusted pre-tax discount rate appropriate to the risks inherent in the liability. The unwinding of the discount is recorded as an accretion charge within finance costs. The carrying amount capitalised in oil and gas properties is depreciated over the useful life of the related asset.

Each year, the Consolidated Entity reviews the estimated restoration costs and the estimated period in which the obligation is likely to occur to ensure that they are appropriate. The Consolidated Entity also reviews the discount rate to ensure it is still appropriate. If changing any of these variables results in a decrease in the liability the difference is recorded against the corresponding asset, which is included in oil and gas properties in the balance sheet.

Costs incurred that relate to an existing condition caused by past operations, and that do not have a future economic benefit, are expensed.

x)	Employee leave benefits

Wages, salaries and annual leave

Liabilities for wages and salaries, including non-monetary benefits and annual leave expected to be settled within 12 months of the reporting date are recognised in other payables in respect of employee’s services up to the reporting date. They are measured at the amounts expected to be paid when the liabilities are settled. Liabilities for non-accumulating sick leave are recognised when the leave is taken and measured at the rates paid or payable.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

Long service leave

The liability for long service is measured as the fair value of expected future payments to be made in respect of services provided by employees up to the reporting date using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using market yields at the reporting date on national government bonds with terms to maturities and currencies that match, as closely as possible, the estimated future cash outflows. The liability for long service leave is presented in current payables.

Defined contribution superannuation expense

Contributions to defined contribution superannuation plans are expensed in the period in which they are incurred.

y)	Share-based payment transactions

Equity settled transactions:

The Consolidated Entity provides benefits to employees (including senior executives) of the Consolidated Entity in the form of share based payments, whereby employees render services in exchange for shares or rights over shares (equity-settled transactions).

The cost of equity-settled transactions with employees is measured by reference to the fair value of the equity instruments at the date at which they are granted. The fair value at grant date is determined using a Black-Scholes option pricing model that takes into account the exercise price, the term of the option, the impact of dilution, the share price at grant date and expected price volatility of the underlying share, the expected dividend yield and the risk free interest rate for the term of the option.

In valuing equity settled transactions, no account is taken of any performance conditions, other than conditions linked to the price of the shares of Samson Oil & Gas Limited (market conditions) if applicable.

The cost of equity-settled transactions is recognised, together with a corresponding increase in equity, over the period, if any, in which the performance and/or services conditions are fulfilled, ending on the date on which the relevant employees become fully entitled to the award (the vesting period).

At each subsequent reporting date until vesting, the cumulative charge to profit and loss is the product of:

i.	The grant date fair value of the award;
ii.	The current best estimate of the number of awards that will vest, taking into account such factors as the likelihood of employee turnover during the vesting period and the likelihood of non-market performance conditions being met; and
iii.	The expired portion of the vesting period.

The charge to profit and loss for the period is the cumulative amount as calculated above, less the amounts already charged in previous periods. There is a corresponding entry to equity.

Until an award has vested, any amounts recorded are contingent and will be adjusted if more or fewer awards vest than originally anticipated to do so. Any award subject to a market condition is considered to vest irrespective of whether or not that market condition is fulfilled, provided that all other conditions are satisfied.

If the terms of an equity-settled award are modified, as a minimum, an expense is recognised as if the terms had not been modified. In addition, an expense is recognised for any modification that increases the total fair value of the share-based payment arrangement, or is otherwise beneficial to the employee, as measured at the date of modification.

If an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. However, if a new award is substituted for the cancelled award and designated as a replacement award on the date that it is granted, the cancelled and the new award are treated as they were a modification of the original award, as described in the previous paragraph.

The dilutive effect, if any, of the outstanding options is reflected as additional share dilution in the computation of earnings per share.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

The expense for share based payments in relation to Directors and executives is recognised in the parent entity.

z)	Contributed equity

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Where any member of the Consolidated Entity purchases the Company’s equity instruments, for example as a result of a share buy-back or share based payment plan, the consideration paid, including any directly attributable incremental costs (net of income taxes) is deducted from equity attributable to the owners of Samson Oil & Gas Limited. Where such ordinary shares are subsequently reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable of the owners of Samson Oil & Gas Limited.

aa)	Earnings per share

i)	Basic earnings per share

Basic earnings per share is calculated by dividing:

•	The result attributable to equity holders of the Company, excluding any costs of servicing equity other than ordinary shares
•	By the weighted average number of ordinary shares outstanding during the financial year, adjusted for bonus elements in ordinary shares issued during the year and excluding treasury shares (Note 22).

ii)	Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account:

•	The after income tax effect of interest and other financing costs associated dilutive potential ordinary shares, and
•	The weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares.

bb)	Joint Operations

Joint arrangements

Under AASB 11 Joint Arrangements investments in joint arrangements are classified as either joint operations or joint ventures. The classification depends on the contractual rights and obligations of each investor, rather than the legal structure of the joint arrangement. The Consolidated Entity has joint operations. The Consolidated Entity recognises its direct right to the assets, liabilities, revenues and expenses of joint operations and its share of any jointly held or incurred assets, liabilities, revenues and expenses. These have been incorporated in the financial statements under the appropriate headings. Details of the joint operation are set out in note 25.

cc)	Business Combinations

The acquisition method of accounting is used to account for all business combinations, including business combinations involving entities or businesses under common control, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the group. The consideration transferred also includes the fair value of any contingent consideration arrangement and the fair value of any pre-existing equity interest in the subsidiary. Acquisition related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. On an acquisition by acquisition basis, the group recognises any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net identifiable assets.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

The excess of the consideration transferred and the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the group’s share of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the subsidiary acquired and the measurement of all amounts has been reviewed, the different is recognised directly in profit or loss as a bargain purchase.

Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of exchange. The discount rate used is the entity’s incremental borrowing rate, being the rate at which similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently remeasured to fair value with changes in fair value recognised in profit or loss.

dd)	Segment Reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Chief Operating Decision Maker “CODM”. The CODM, who is responsible for allocating resources and assessing performance of operating segments, has been identified as the Board of Directors.

ee)	Derivative Financial Instruments

The Company utilizes swap and collar  option contracts to hedge the effect of price changes on a portion of its future oil and natural gas production. The objective of the Company’s hedging activities and the use of derivative financial instruments is to achieve more predictable cash flows. While the use of these derivative instruments limits the downside risk of adverse price movements, they also may limit future revenues from favorable price movements. The Company may, from time to time, opportunistically restructure existing derivative contracts or enter into new transactions to effectively modify the terms of current contracts in order to improve the pricing parameters in existing contracts or realize the current value of the Company’s existing positions. The Company may use the proceeds from such transactions to secure additional contracts for periods in which the Company believes it has additional unmitigated commodity price risk.

The use of derivatives involves the risk that the counterparties to such instruments will be unable to meet the financial terms of such contracts. The Company’s derivative contracts are with a single multinational bank with no history of default with the Company. The derivative contracts may be terminated by a non-defaulting party in the event of default by one of the parties to the agreement. Previously, collateral under the revolving credit facility supported the Company’s collateral obligations under the Company’s derivative contracts. Therefore, the Company is not required to post additional collateral when the Company is in a derivative liability position.

The Company has elected not to apply hedge accounting to any of its derivative transactions and, consequently, the Company recognizes mark-to-market gains and losses in earnings currently, rather than deferring such amounts in accumulated other comprehensive income for those commodity derivatives that would qualify as cash flow hedges.

ff)	Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowing are subsequently measured at amortised costs. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in profit and loss over the period of the borrowings using the effective interest method. Fees paid on the establishment of loan facilities are recognised as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. Deferred transaction costs are expensed to the profit and loss over the period of the borrowings using the effective interest rate.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

Borrowings are classified as current liabilities unless the Consolidated Entity has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

gg)	Parent entity financial information

The financial information for the parent entity, Samson Oil & Gas Limited, disclosed in Note 29 has been prepared on the same basis as the consolidated financial statements, except as set out below.

Investments in subsidiaries, associates and joint operations entities

Investments in subsidiaries, associates and joint operations entities are accounted for at cost in the financial statements of Samson Oil & Gas Limited.

The Consolidated Entity does not meet the definition of a Group for the purposes of Tax Consolidation therefore there are no tax sharing or funding agreements in place.

hh)	Current and non-current classification

Assets and liabilities are presented in the statement of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realised or intended to be sold or consumed in normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realised within 12 months after the reporting cycle; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

Deferred tax assets and liabilities are always classified as non-current.

ii)	Fair value measurement

When an asset or liability, financial or non-financial, is measured at fair value for recognition or disclosure purposes, the fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; and assumes that the transaction will take place either: in the principal market; or in the absence of principal market, the most advantageous market.

Fair value is measured using the assumptions that market participants would use when pricing the asset or liability, assuming they act in their economic best interests. For non-financial assets, the fair value measurement is based on its highest and best use. Valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, are used, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

Assets and liabilities measured at fair value are classified, into three levels, using a fair value hierarchy that reflects the significance of the inputs use in making the measurements. Classifications are reviewed at each reporting date and transfers between levels are determined based on a reassessment of the lowest level of input that is significant to the fair value measurement.

For recurring and non-recurring fair value measurements, external valuers may be used when internal expertise is either not available or when the valuation is deemed to be significant. External valuers are selected based on market knowledge and reputation. Where there is a significant change in fair value of an asset or liability from one period to another, an analysis is undertaken, which includes a verification of the major inputs applied in the latest valuation and a comparison, where applicable, with external sources of data.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

NOTE 3.	REVENUE AND EXPENSES

	Consolidated Entity
Revenue and expenses	2018	2017
	$	$
a) Revenue
Sale of oil and gas
Oil sales	252,188	2,246,725
Gas sales	27,042	274,730
Other liquids	7	33,028
Total revenue	279,237	2,554,483

	Consolidated Entity
	2018	2017
	$	$
Other Income
Interest income	229	411
Sale of oil and gas assets	105,396	2,150,047
Other	80,893	33,185
Total other income	186,518	2,183,643

Sale of oil and gas assets during the year ended 30 June 2018 relates to the sale of small non operated interests in properties in Wyoming. The carrying value of the Wyoming properties as at 30 June 2018 was nil.

Sale of oil and gas assets during the year ended 30 June 2017 relates to the sale of two properties. $0.6 million relates to profit on the sale of the State GC field in New Mexico and $1.5 million relates to profit on the sale of the North Stockyard property in North Dakota. Both fields were non operated fields.

	Consolidated Entity
	2018	2017
	$	$
b) General and Administration
Employee Benefits
Salary and employee benefits	(2,171,854)	(2,970,910)

Other General and Administration
Consultants’ fees	(123,797)	(336,605)
Lease payments	(214,650)	(153,375)
Legal costs	(384,596)	(176,599)
Assurance, accounting and taxation advice	(441,243)	(447,431)
Travel and accommodation	(56,166)	(144,846)
Filing and listing fees	(15,433)	(119,346)
Insurance	(230,220)	(287,969)
Investor and public relations	(108,602)	(67,246)
Printing, postage and stationery	(71,675)	(98,725)
Other	(407,802)	(350,860)
Total other general and administration expenses	(2,054,184)	(2,183,002)
Total general and administration expenses	(4,226,038)	(5,153,912)

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

	Consolidated Entity
	2018	2017
	$	$
c) Finance costs
Interest expense	-	-
Amortisation of borrowing costs	-	-
Unwinding of discount associated with restoration obligation	(24,185)	(23,156)
Total finance costs	(24,185)	(23,156)

	Consolidated Entity
	2018	2017
	$	$
d) Depreciation and amortisation
Included in cost of sales:
Depreciation on lease and well equipment	(37,246)	(95,974)
Depletion of oil and gas properties	(4,580)	(805,683)
Subtotal included in cost of sales	(41,826)	(901,657)

Included in general and administrative
Depreciation of furniture and fittings	(84,636)	(119,165)
Total depreciation and amortisation	(126,462)	(1,020,822)

	Consolidated Entity
	2018	2017
	$	$

e) Exploration and evaluation expense
General exploration expense	(54,226)	(78,391)
Deferred exploration expenditure written off	(271,078)	-
Total exploration and evaluation expense	(325,304)	(78,391)

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

	Consolidated Entity
	2018	2017
	$	$

f) Derivative instruments
Realised income recognised in relation to derivative instruments	-	-
Unrealised income/(expense) recognised in relation to the movement in the fair value of derivative instruments	(946,438)	2,640,373
Total derivative instruments (expense)/income	(946,438)	2,640,373

NOTE 4. INCOME TAX

	Consolidated Entity
	2018	2017
	$	$
The major components of income tax benefit are:
Profit and Loss
Current income tax	732,056	-
Deferred income tax	-	-
Aggregate income tax expense	732,056	-

Numerical reconciliation of income tax expense and tax at statutory rate
Loss before income tax	(6,550,139)	(2,538,696)

At the Australian statutory income tax rate of 27.5% (2017: 27.5%)	1,801,288	698,141
Expenditure not allowable for income tax purposes	(190,616)	(177,922)
Change in deferred tax rate	(11,069,839)	109,559
Effect of US tax rate differential	980	197,926
Deferred tax assets not brought to account as realisation is not considered probable	10,365,026	(901,225)
Alternative minimum tax receivable written off	-	-
Adjustment for deferred tax of prior periods	(174,783)	73,521
Aggregate income tax benefit	732,056	-

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

Consolidated	Balance Sheet		Profit and Loss
	2018	2017	2018	2017
	$	$	$	$
Deferred Income Tax
Deferred income tax at 30 June relates to the following:
Deferred tax liabilities
Gross deferred tax liabilities	-	-	-	-

	Balance Sheet		Profit and Loss
	2018	2017	2018	2017
	$	$	$	$
Deferred tax assets
Tax losses	23,674,591	34,613,898	(10,939,307)	1,068,021
Oil and gas properties	(1,474,976)	(2,653,708)	1,178,732	664,314
Other	922,778	795,172	127,605	(831,110)
Alternative minimum tax credit	780,444	780,444	-	-
Deferred tax assets not brought to account as realisation is not regarded as probable	(23,170,781)	(33,535,806)	10,365,026	(901,225)
Net deferred tax recognised in the balance sheet and profit and loss	732,056	-	732,056	-

The Consolidated Entity has tax losses carried forward arising in Australia of $15,509,399 (2017: $13,539,160). The benefit of these losses of $4,265,085 (2017: $4,386,190) will only be obtained in future years if:

i.	the Consolidated Entity derives future assessable income of a nature and an amount sufficient to enable the benefit from the deduction for the losses to be realised; and
ii.	the Consolidated Entity has complied and continues to comply with the conditions for deductibility imposed by law; and
iii.	no changes in tax legislation adversely affect the Consolidated Entity in realising the benefit from deduction for the losses.

The Consolidated Entity has Federal net operating tax losses in the United States of approximately $84,932,620 (2017: $82,320,781). Future years are limited to an estimated $403,194 per year as a result of a change in ownership of the one of the subsidiaries which occurred in January 2005. Net operating losses generated after this ownership change are not limited due to any known ownership changes. If not utilised, the tax net operating losses will expire during the period from 2020 to 2035.

In addition to the above mentioned Federal carried forward losses in the United States, the Company also has approximately $49,189,362 (2017: $47,567,266) of State carried forward tax losses, with expiry dates between June 2017 and June 2034. A deferred income tax asset in relation to these losses has not been recognised as realisation of the benefit is not regarded as probable.

The deferred tax benefit the Consolidated Entity will ultimately realise is dependent both upon the loss recoupment legislation in the United States and taxable income at the time recoupment.

The Consolidated Entity does not meet the definition of a group for the purposes of applying tax consolidation.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

NOTE 5.	DIVIDENDS

No dividends have been declared during the year (2017: $Nil).

The balance of the franking account at the end of the year was nil (2017:$Nil).

NOTE 6.	CASH AND CASH EQUIVALENTS

	Consolidated Entity
	2018	2017
	$	$
CURRENT
Cash at bank and on hand (i)	1,376,676	628,778

NON CURRENT
Restricted cash - operating bonds (ii)	450,000	450,000

Notes:

(i)	Cash at bank earns interest at floating interest rates based on daily bank deposit rates.
(ii)	The balance relates to several insurance bonds issued by Zurich American which are required by various state and federal agencies for operators. In prior years, the Company paid an annual fee to Zurich for the insurance premiums, however, following the decline of oil prices, Zurich moved toward requesting cash collateral for the bonds.

Cash at bank earns interest at floating interest rates based on daily bank deposit rates.

a)	Risk exposure

The Consolidated Entity’s exposure to interest rate risk is discussed in note 27. The maximum exposure to credit risk at the reporting date is the carrying amount of cash mentioned above.

NOTE 7.	TRADE AND OTHER RECEIVABLES

	Consolidated Entity
	2018	2017
	$	$
CURRENT
Trade receivables (i)	1,002,796	914,370
Provision for doubtful debts	(75,000)	-
Receivable – joint operation partners (ii)	831,594	635,996
	1,759,390	1,550,366

Notes:

(i)	These receivables relate to the sale of oil and gas. They are non-interest bearing, unsecured and are generally on 30-90 day terms.
(ii)	These receivables relate to monies to be recovered from joint operation partners who participate in wells that Samson are the operator of. These funds are non-interest bearing and unsecured.

a)	Foreign exchange and interest rate risk - current receivables

Information about the Consolidated Entity’s exposure to foreign currency risk and interest rate risk in relation to trade and other receivables is provided in Note 27.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

b)	Fair value and credit risk – current receivables

Due to the short-term nature of these receivables, their carrying amount is assumed to approximate their fair value.

The maximum exposure to credit risk at the reporting date is the carrying amount of each class of receivables mentioned above. All receivables are unsecured. Refer to Note 27 for more information on the risk management policy of the Consolidated Entity and the credit quality of trade receivables.

A provision for doubtful debts of $75,000 (2017: $nil) has been raised in relation to receivables that may not be received. In some instances revenue has been withheld from working interest partners to cover receivables owed. No write of offset exists however according to the joint operating agreements, which govern the joint operations.

	Consolidated Entity
	2018	2017
	$	$

NON CURRENT
Other receivables (iii)	134,645	136,198
	134,645	136,198

Notes:

(iii)	These receivables are non-interesting bearing, unsecured and not due for repayment within the twelve months. The carrying value of these receivables approximates their fair value.

c)	Risk Exposure – non-current receivables

Information about the Consolidated Entity’s exposure to credit risk, foreign exchange and interest rate risk is provided in Note 27. The maximum exposure to credit risk at the reporting date is the carrying amount of the receivables mentioned above.

NOTE 8.	OIL INVENTORY

	Consolidated Entity
	2018	2017
	$	$
CURRENT
Oil inventory	-	219,288

Notes:

(i)	This balance was acquired through the Foreman Butte acquisition and is included in the assets sold in the discontinued operations.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

NOTE 9.	PLANT & EQUIPMENT

	Consolidated Entity
	2018	2017
	$	$
NON-CURRENT
Office Equipment
Cost	1,017,878	990,022
Accumulated depreciation	(775,057)	(693,944)
	242,821	296,078

Balance as at 1 July	296,078	308,474
Additions	31,379	106,769
Depreciation charge for the year	(84,636)	(119,165)
Balance as at 30 June	242,821	296,078

NOTE 10.	EXPLORATION AND EVALUATION ASSETS

	Consolidated Entity
	2018	2017
	$	$
NON-CURRENT
Balance as at 1 July	271,078	220,703
Expenditure capitalised	54,226	50,375
Expenditure written off	(325,304)	-
Balance as at 30 June	-	271,078

The expenditure written off during the current year relate to the previously capitalised costs associated with the Cane Creek project in Utah. The option previously held over this property expired in November 2017, unexercised and as such, was expensed in the current year.

The recoverability of the carrying value of deferred exploration and evaluation expenditure is dependent on the successful exploitation, or alternatively sale, of the respective areas of interest.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

NOTE 11.	OIL AND GAS PROPERTIES

	Consolidated Entity
	2018	2017
	$	$
NON-CURRENT
Oil and Gas Properties	13,377,071	45,040,425
Accumulated depletion	(3,921,328)	(5,410,510)
Accumulated impairment	(7,523,407)	(7,523,407)

	1,932,336	32,106,508

Proved developed producing properties
Balance as at 1 July	32,106,508	45,626,560
Additions	76,921	2,458,275
Disposals	-	(14,441,057)
Held for sale	(29,381,168)	-
Depreciation charge	(869,925)	(1,537,270)
Balance at 30 June	1,932,336	32,106,508

Less assets held for sale	29,381,168	-

Total oil and gas properties	31,313,504	32,106,508

Assets held for sale

On June 14, 2018, the Consolidated Entity signed a purchase and sale agreement for the sale of the majority of the Consolidated Entity’s interest in the Foreman Butte project for $40 million, prior to customary adjustments. The sale was due to close on 15 October 2018, however, it has not and the purchase and sale agreement has expired. Under the initial agreement, the Consolidated Entity was to retain a 15% working interest in certain wells within the project area. The value associated with these wells have not been included in assets held for sale. The Consolidated Entity is in ongoing negotiations with the current buyer and also seeking alternative buyers for the project area.

Impairment of oil and gas properties

At 30 June 2018, the Consolidated Entity reviewed the carrying value of its oil and gas properties for impairment. A review by the Consolidated Entity’s internal reserve engineer was performed to assess the recoverable amount based on the net present value of the Consolidated Entity’s assets on a field by field basis (by cash generating unit). The reserve report was prepared by an employee of the Consolidated Entity with 22 years’ experience and reviewed by the Chief Executive Office, who has over 40 years’ experience. The factors used to determine net present value include, but are not limited to, recent sales prices of comparable properties, the present value of future cash flows, net of estimated operating and development costs using estimates of reserves, future commodity pricing, future production estimates, anticipated capital expenditures and various discount rates commensurate with the risk associated with realizing the projected cash flows. The discount rate used to assess the recoverable amount (based on the fair value less cost of disposal) was 12% (2017: 12%). The fair value less cost of disposal has been based on the expected useful lives of the respective fields.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

NOTE 12.	TRADE AND OTHER PAYABLES

	Consolidated Entity
	2018	2017
	$	$
CURRENT
Trade payables (i)	6,027,148	3,248,548
Revenue payable (ii)	3,341,833	1,382,366
Interest payable (iii)	111,097	186,530
Other payables (iv)	250,828	249,060
Total Trade and Other Payables	9,730,906	5,066,504

Notes:

i)	Trade payables are non-interest bearing and normally settled on 30 day terms.
ii)	Revenue payable is revenue received by the Company as operator of a property, payable to other revenue and royalty interest owners. Revenue payable is non-interest bearing and is typically settled on 45-60 days terms unless deemed otherwise. These payables will be paid in full following the closing of the Foreman Butte sale.
iii)	Interest payable is interest and other expenses recognised with respect to the Mutual of Omaha credit facility Interest paid to Mutual of Omaha is generally paid every month.
iv)	Other payables include accruals for annual leave. The entire obligation is presented as current, since the Consolidated Entity does not have an unconditional right to defer settlement. Based on past experience, the Consolidated Entity expects employees to take the full amount of accrued leave within the next twelve months.

NOTE 13.	BORROWINGS

	Consolidated Entity
	2018	2017
	$	$

Current
Credit facility with Mutual of Omaha (i)	23,867,558	23,419,749
Less deferred borrowing costs	-	(154,982)
	23,867,558	23,264,767

Notes:

(i)	Fair values are not materially different to their carrying amounts

This facility is expected to be paid in full following the closing of the Foreman Butte sale.

As at 30 June 2018 the Consolidated Entity was in breach of its earnings and liquidity covenants. A forbearance agreement lapsed on 15 October 2018. Mutual of Omaha Bank have the right to issue a Notice of Default to the Consolidated Entity and commence alternative actions to recovering the monies owed under the credit facility. To the date of this report, they have not taken this action.

The credit facility is secured by all assets of the Consolidated Entity.

The credit facility was fully utilised as at the reporting date.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

The Consolidated Entity incurred $0.4 million in borrowing costs which were deferred and were amortized over the life of the facility using the effective interest rate method. The remaining balance at 31 December 2017 of $0.2 million was expensed during the year, following the entering into forbearance agreement by the Consolidated Entity with Mutual of Omaha Bank.

The maturity of the facility was extended on 30 June 2017 from October 2017 to 31 October 2018. The interest rate is LIBOR plus 6.0% or approximately 7.0% for the year ended 30 June 2018 (2017: 6.8%).

NOTE 14.	PROVISIONS

	Consolidated Entity
	2018	2017
	$	$

CURRENT
Provision for restoration related to assets held for sale	2,509,891	-

This balance relates to the restoration obligation related to the assets held for sale

	Consolidated Entity
	2018	2017
	$	$

NON CURRENT
Provision for restoration	802,832	3,362,204

A provision for restoration is recognised in relation to the oil and gas activities for costs such as reclamation, plugging wells and other costs associated with the restoration of oil and gas properties. Estimates of the restoration obligations are based on anticipated technology and legal requirements and future costs, which have been discounted to their present value. In determining the restoration provision, the entity has assumed no significant changes will occur in the relevant government legislation in relation to the restoration of such oil and gas properties in the future.

	Consolidated Entity
	2018	2017
	$	$
Provision for Restoration
Balance at 1 July	3,362,204	3,611,150
Work performed	(216,884)	(300,949)
Increase in liability due to change in estimated costs	-	225,823
Provision released upon disposition of assets	-	(368,197)
Provision released upon completion of plugging and abandonment work	-	(92,743)
Disposition of properties	(73,011)	-
Liabilities held for sale	(2,509,891)	-
Unwinding of discount – continuing	24,185	23,156
Unwinding of discount – discontinued	216,229	263,964
Balance as at 30 June	802,832	3,362,204

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

NOTE 15.	CONTRIBUTED EQUITY AND RESERVES

(a)	Issued and paid up capital

Contributed Equity	Consolidated Entity
	2018	2017
	$	$
3,283,000,444 ordinary fully paid shares including shares to be issued (2017 – 3,283,000,444 ordinary fully paid shares including shares to be issued)	99,643,104	99,643,104

Movements in contributed equity for the year	2018		2017
	No. of shares	$	No. of shares	$
Opening balance	3,283,000,444	99,643,104	3,215,854,701	99,523,411
Capital Raising	-	-	-	-
Shares issued upon exercise of options (i)	-	-	140,143	4,516
Shares issued as share based payments (ii)	-	-	67,005,600	159,506
Transaction costs incurred	-	-	-	(44,329)
Shares on issue at balance date	3,283,000,444	99,643,104	3,283,000,444	99,643,104

Shares to be issued as part of Kestrel acquisition (iii)	65,000	-	65,000	-
Closing Balance	3,283,065,444	99,643,104	3,283,065,444	99,643,104

(i)	During the course of the prior year the Company issued 140,143 ordinary shares upon the exercise of 140,143 options.

The exercise price of the options exercised was (average price based on the exchange rate on the date of exercise) A$0.038 per share/US$0.032 per share to raise US$4,516.

(ii)	In November 2016, the Company issued 67,005,600 ordinary shares to Directors and employees in lieu of cash salary not paid during the period from 1 September 2016 to 31 August 2017. The value of the shares issued was US$0.0023 per share.

(iii)	These shares were issued to Kestrel shareholders throughout 2008 as part of the offer to non-US resident shareholders whereby they received five Samson shares for every one Kestrel share held. The Samson share price on the date the acceptance of the offer was received was deemed to be the fair value of the share. As at balance date acceptances had been received for 65,000 (2017:65,000) shares which have not yet been issued. These shares will be issued upon the presentation of Kestrel Share Certificates by the owner of the shares.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

(b)	Share Options

All references to exercise price and deemed value of options are in Australian Dollars.

As at the date of this report, there were 314,500,000 (2017: 411,033,246) unissued ordinary shares under option. All option exercise prices are denominated in Australian Dollars unless noted otherwise.

In November 2016, the Company issued 48,000,000 options to Directors and employees of the Company. These options have an exercise price of $0.007 cents per share and an expiry date of 15 November 2026. They vest on 17 November 2017.

In November 2016, the company issued 272,000,000 options to Directors and employees of the Company. These options have an exercise price of $0.0055 cents per share and an expiry date of 15 November 2026. They vest on 17 November 2017. In August 2017, an employee resigned prior to the vesting date therefore 5,500,000 options have been cancelled.

In November 2013, 4,000,000 options were issued to a Non-Executive Director of the Company. These options have an exercise price of 3.9 cents and an expiry date of 30 November 2017. These options vested immediately. These options expired unexercised.

In April 2014, 87,033,246 were issued in conjunction with a placement completed at the same time. The options have an exercise price of 3.3 cents and an expiry date of 30 April 2018. These options expired unexercised.

(c)	Terms and Conditions of Contributed Equity

Ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from the sale of all surplus assets in proportion to the number of and amounts paid up on shares held.

Ordinary shares entitle their holder to one vote, either in person or by proxy, at a meeting of the Company.

There is no current on-market share buy-backs

(d)	Reserves

	Consolidated Entity
Reserves	2018	2017
	$	$
Foreign currency translation reserve	1,944,338	1,989,799
Equity reserve	(1,097,780)	(1,097,780)
Share based payments reserve	6,181,162	5,828,859
Total Reserves	7,027,720	6,720,878

Nature and purpose of reserves

Foreign currency translation reserve

The foreign currency translation reserve is used to record exchange rate differences arising from the translation of financial statements of the Parent Entity with a functional currency that differs to the presentation currency of the Consolidated Entity.

Share Based Payments Reserve

This reserve is used to record the value of share based payments granted.

Equity Reserve

This reserve is used to recognise the difference between the consideration paid and book value of minority interests’ acquired.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

	Consolidated Entity
Movement in Reserves	2018	2017
	$	$
Foreign currency translation reserve
Balance 1 July	1,989,799	2,025,500
Currency translation differences	(45,461)	(35,701)
Balance at 30 June	1,944,338	1,989,799

Share based payments reserve
Balance 1 July	5,828,859	5,276,872
Share based payments expense	352,303	551,987
Balance at 30 June	6,181,162	5,828,859

NOTE 16.	ACCUMULATED LOSSES

	Consolidated Entity
	2018	2017
	$	$
Balance previously reported at the beginning of the year	(102,609,002)	(100,070,306)
Net Loss attributable to members, after income tax from continuing operations	(5,029,956)	(1,233,920)
Net Loss attributable to members, after income tax from discontinued operations	(788,127)	(1,304,776)
Balance at the end of the year	(108,427,085)	(102,609,002)

NOTE 17.	COMMITMENTS

(a)	Exploration commitments

Due to the nature of the Consolidated Entity’s operations in exploring and evaluating areas of interest, it is very difficult to accurately forecast the nature or amount of future expenditure, although it will be necessary to incur expenditure in order to retain present interests. Expenditure commitments on mineral tenure for the Consolidated Entity can be reduced by selective relinquishment of exploration tenure or by the renegotiation of expenditure commitments.

The minimum level of exploration commitments expected as at year ended 30 June 2018 is $Nil (2017: $nil), which includes the minimum amounts required to retain tenure. It is anticipated that the exploration expenditure commitments in the ensuing periods will be at a similar level.

(b)       Capital Commitments

The Consolidated Entity had no capital commitments as at 30 June 2018 and 30 June 2017.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

(c)       Operating lease commitments

The Parent and its subsidiaries have entered into operating leases for the lease of its office space in Perth, Western Australia and Denver, Colorado.

Future minimum rentals payable under non-cancellable operating leases as at 30 June are as follows:

	Consolidated Entity
	2018	2017
	$	$
Minimum lease payments
- not later than one year	123,873	109,927
- later than one year and not later than five years	268,102	323,059

Aggregate lease expenditure contracted for at balance date	391,975	432,986

Samson Oil & Gas Limited	Annual Report – 30 June 2018

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for 30 June 2018

NOTE 18.	SEGMENT REPORTING

Operating segments are now reported in a manner that is consistent with the internal reporting provided to the chief operating decision maker (“CODM”). The CODM, who is responsible for allocating resources and assessing performance of operating segments, has been identified as the Board of Directors.

The group operates primarily in one business segment being oil and gas exploration, development and production in the United States of America.

The CODM reviews EBITDA (earnings before interest, tax, depreciation and amortisation). The accounting policies adopted for internal reporting to the CODM are consistent with those adopted in the financial statements.

The following table presents revenue and loss information regarding geographic segments for the year ended 30 June 2018 and 30 June 2017 as presented to the Board of Directors.

	United States of America - Continuing Operations		United States of America - Discontinued Operations		Other segments		Consolidated
	2018 $	2017 $	2018 $	2017 $	2018 $	2017 $	2018 $	2017$
Segment revenue from external customers	279,237	2,554,483	9,779,438	10,501,526	-	-	10,058,675	13,056,009

Segment result before amortisation and impairment	(5,134,079)	373,036	39,972	(669,023)	(501,471)	(341,654)	(5,595,578)	(637,641)
Impairment	-	(244,480)	-	-	-	-	-	(244,480)
Depreciation	(126,462)	(1,020,822)	(828,099)	(635,753)	-	-	(954,561)	(1,656,575)
Total segment result	(5,260,541)	(892,266)	(788,127)	(1,304,776)	(501,471)	(341,654)	(6,550,139)	(2,538,696)

Total segment assets	6,697,566	35,704,042	29,600,456	-	67,699	108,353	36,365,721	35,812,395

Total segment liabilities	(35,493,429)	(31,998,225)	(2,509,891)	-	(118,662)	(59,190)	(38,121,982)	(32,057,415)

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

NOTE 18.	SEGMENT REPORTING (CONT)

Segment result	Consolidated Entity
	2018	2017
	$	$
Total segment result	(6,550,139)	(2,538,696)
Loss attributable to members, after income tax	(5,818,083)	(2,538,696)

All revenue from the United States of America segment is from customers based in the United States of America.

Other Segments revenue relates principally to interest income earned on cash balances in Australia.

Excluding discontinued operations, during the year ended 30 June 2018 less than $200,000 (2017: $6.7 million) of the consolidated entity’s external revenue was derived from sales by independent oil and gas companies operating wells on behalf of the consolidated entity.

NOTE 19.	RECONCILIATION OF LOSS AFTER INCOME TAX TO NET CASH FLOW FROM OPERATING ACTIVITIES

	Consolidated Entity
	2018	2017
	$	$

(a) Reconciliation of the net loss after tax to the net cash flows from operations

Net loss after tax	(5,818,083)	(2,538,696)
Depreciation	954,561	1,656,435
Income tax benefit	(732,056)	-
Profit on sale of assets	(105,396)	(2,150,047)
Amortisation of borrowing costs	440,434	219,810
Share based payments	352,303	711,493
Non-cash piece of other income recognised	-	(92,743)
Provision for doubtful debts	75,000	-
Unwinding of discount associated with restoration obligation	240,414	287,120
Exploration expenditure expensed	325,304	78,391
Net (gain)/loss on fair value movement of fixed forward swaps	946,438	(2,640,373)
Impairment losses of oil and gas properties	-	244,480

Changes in assets and liabilities:

Changes in receivables	(290,294)	806,356
Changes in employee benefits	1,766	54,563
Changes in payables	4,351,898	752,251

Net cash flows used in operating activities	742,289	(2,610,960)

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

(b)	Non-cash investing and financing activities

There were no non-cash investing and financing activities during the current and previous reporting date.

NOTE 20.	RELATED PARTY DISCLOSURES

(a)	Ultimate parent

Samson Oil & Gas Limited is the ultimate parent company.

(b)	Subsidiaries

The consolidated financial statements include the financial statements of Samson Oil & Gas Limited and the following subsidiaries:

Name	Country of Incorporation	% Equity Interest		Investment
		2018	2017	2018	2017
				$	$
Samson Oil & Gas USA Inc	United States	100	100	42,409,616	44,533,991
Samson Oil and Gas Montana USA, Inc (100% owned subsidiary of Samson Oil & Gas USA Inc)	United States	100	100	34,451,454	34,207,123
				76,861,070	78,741,114

(c)	Key management personnel compensation

	Consolidated Entity
	2018	2017
	$	$
Short term	1,626,415	2,225,609
Post-employment	81,237	80,685
	1,707,652	2,306,294

(d)	Transactions with related parties

There were no related party transactions during the current and previous reporting date.

(e)	Receivable from and payable to related parties

There were no receivables or payables due to related parties during the current and previous reporting date.

(f)	Loans to/from related parties

There were no loans to/from related parties during the current and previous reporting date

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

NOTE 21.	AUDITORS’ REMUNERATION

	Consolidated Entity
	2018	2017
	$	$
Amounts paid or payable to RSM Australia Partners for:
audit or review of the financial report	72,500	72,000
	72,500	72,000

Amounts paid or payable to Moss Adams:
an audit or review of the reporting	160,050	225,550
	160,050	225,550

NOTE 22.	LOSS PER SHARE

Basic loss per share amounts are calculated by dividing net result for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted loss per share amounts are calculated by dividing the net result attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on the conversion of all dilutive potential ordinary shares into ordinary shares.

The following reflects the income and share data used in the basic and diluted loss per share computations:

	Consolidated Entity
	2018	2017
	$	$
Net loss for the year attributable to owners of Samson Oil & Gas Limited from continuing operations (used in calculating basic and diluted loss per share)	(5,029,956)	(1,233,920)
Net loss for the year attributable to discontinued operations	(788,127)	(1,304,776)
Total Net Loss	(5,818,083)	(2,538,696)

	Number of Shares
	2018	2017
Weighted average number of ordinary shares used as the denominator in calculating basic loss per share	3,283,000,444	3,257,378,424
Adjustments for calculation of diluted earnings per share:
Options	-	-
Bonus element for rights issue	-	-
Weighted average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted earnings per share	3,283,000,444	3,257,378,424

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

At the end of the current year there were 314,500,000 (2017:411,033,246) potential ordinary shares on issue. These potential ordinary shares are not dilutive for 30 June 2018 or 2017 as applicable.

There have been no transactions involving ordinary shares that would significantly change the number of ordinary shares or potential ordinary shares outstanding between the reporting date and the date of completion of these financial statements.

NOTE 23.	FINANCIAL INSTRUMENTS

a)	Guarantees

The parent entity has provided a guarantee to Mutual of Omaha Bank with respect to the credit facility provided to Samson Oil and Gas USA, Inc. for the entire outstanding balance. (2017: the Mutual of Omaha Bank facility).

b)	Derivative Instruments

The Company enters into derivative contracts, primarily collars, swaps and option contracts, to hedge future crude oil and natural gas production in order to mitigate the risk of market price fluctuations. All derivative instruments are recorded on the balance sheet at fair value. All of the Company's derivative counterparties are commercial banks that have an inter-creditor agreement with Mutual of Omaha Bank. The Company has elected not to apply hedge accounting to any of its derivative transactions and consequently, the Company recognizes mark-to-market gains and losses in earnings currently, rather than deferring such amounts in other comprehensive income for those commodity derivatives that qualify as cash flow hedges.

At 30 June 2018, the Company’s commodity derivative contracts consisted of collars and fixed price swaps, which are described below:

Collar	Collars contain a fixed floor price (put) and fixed ceiling price (call). If the market price exceeds the call strike price or falls below the put strike price, the Company receives the fixed price and pays the market price. If the market price is between the call and the put strike price, no payments are due from the either party.

Fixed price swap	The Company receives a fixed price for the contract and pays a floating market price to the counterparty over a specified period for a contracted volume.

All of the Company’s derivative contracts are with the same counterparty and are shown on a net basis on the Balance Sheet. The Company’s counterparty has entered into an inter-creditor agreement with Mutual of Omaha Bank, the provider of the Company’s credit facility, as such, no additional collateral is required by the counterparty.

c)	Fair value measurement

Fair value is defined as the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. The FASB has established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

Level 2—Pricing inputs are other than quoted prices in active markets included in level 1, but are either directly or indirectly observable as of the reported date and for substantially the full term of the instrument. Inputs may include quoted prices for similar assets and liabilities. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

Level 3—Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

As at 30 June 2018 and 2017, the fair value of the Consolidated Entity’s derivative instruments was as follows:

	Consolidated Fair Value at 30 June 2018
	Level 1	Level 2	Level 3	Netting (i)	Total
Current Assets
Derivative instruments	-	4,218	-	(4,218)	-

Non-Current Assets
Derivative instruments	-	-	-	-	-

Current Liability
Derivative instruments	-	1,215,013	-	(4,218)	1,210,795

Non-Current Liability
Derivative instruments	-	-	-	-	-

	Consolidated Fair Value at 30 June 2017
	Level 1	Level 2	Level 3	Netting (1)	Total
Current Assets
Derivative instruments	-	167,307	-	(167,307)	-

Non-Current Assets
Derivative instruments	-	370,474	-	(270,891)	99,583

Current Liability
Derivative instruments	-	531,247	-	(167,307)	363,940

Non-Current Liability
Derivative instruments	-	270,891	-	(270,891)	-

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

Note:

(i) Financial assets and liabilities are offset and the net amount reported in the balance sheet where the Consolidated Entity currently has a legally enforceable right to offset the recognised amounts, and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously. Agreements with derivative counterparties are based on an ISDA Master Agreement. Under the terms of these arrangements, only where certain credit events occur (such as default), the net position owing/ receivable to a single counterparty in the same currency will be taken as owing and all the relevant arrangements terminated.

d)	Valuation techniques for fair value measurements categorised as level 2

Commodity Derivative Contracts

The Company’s commodity derivative instruments consisted of collars and swap contracts for oil. The Company values the derivative contracts using industry standard models, based on an income approach, which considers various assumptions including quoted forward prices and contractual prices for the underlying commodities, time value and volatility factors, as well as other relevant economic measures. Substantially all of the assumptions can be observed throughout the full term of the contracts, can be derived from observable data or are supportable by observable levels at which transactions are executed in the marketplace and are therefore designated as level 2 within the fair value hierarchy. The discount rates used in the assumptions include consideration of non-performance risk. The Company accounts for its commodity derivatives at fair value on a recurring basis.

There were no transfers between levels during the financial year.

The carrying amounts of trade and other receivables and trade and other payables are assumed to approximate their fair values due to their short-term nature.

NOTE 24.	CONTINGENCIES

There are no unrecorded contingent assets or liabilities in place for the Consolidated Entity at balance date (2017: $Nil).

NOTE 25.	INTEREST IN JOINTLY CONTROLLED OPERATIONS

The Consolidated Entity has an interest in the following joint operations whose principal activities are oil and gas exploration and production.

		Working Interest Held
Project/Property Name		%	%
Exploration	Location	2018	2017
Baxter Shale*	United States of America	0.00	10.00
Hawk Springs*	United States of America	0.00	25-100
Gold Coast Unit CBM*	United States of America	0.00	50.00
South Goose Lake*	United States of America	0.00	25.00
Roosevelt	United States of America	66	66.00

* leases expired or wells plugged and abandoned

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

Production
Big Hand	United States of America	4.00	4.00
Bird Canyon	United States of America	16.00	16.00
Hilight^	United States of America	0.00	9.00
Jalmat	United States of America	60.00	60.00
Jayson Unit^	United States of America	0.00	2.00
Kicken Draw^	United States of America	0.00	15.00
LA Ward	United States of America	3.00	3.00
Neta	United States of America	13.00	13.00
Powder River Basin	United States of America	18.00	18.00
Scribner	United States of America	28.00	28.00
Wagensen	United States of America	8.00	8.00
Sabretooth*	United States of America	0.00	12.50
Foreman Butte**	United States of America	1-100	1-100

Oil and gas properties held as jointly controlled assets total $31,313,504 (2017: $32,106,508).

^ Assets sold during the year ended 30 June 2018

** Relates to assets held for sale.

NOTE 26.	EVENTS SUBSEQUENT TO BALANCE DATE

The forbearance agreement between the Consolidated Entity and Mutual of Omaha Bank lapsed on 15 October 2018. Mutual of Omaha Bank have the right to issue a Notice of Default to the Consolidated Entity and commence alternative actions to recovering the monies owed under the credit facility. To the date of this report, they have not taken this action.

The Directors are not aware of any matters or circumstances not otherwise dealt with in this report that have significantly or may significantly affect the operations of the Consolidated Entity, the results of those operations or the state of affairs of the Consolidated Entity in the subsequent financial years.

NOTE 27.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The Consolidated Entity’s principal financial assets and financial liabilities comprise receivables, payables, derivative instruments and cash.

The Consolidated Entity manages its exposure to key financial risk in accordance with the Board’s financial risk management strategy. The objective of the strategy is to support the delivery of the Consolidated Entity’s financial targets whilst protecting future financial security.

The Consolidated Entity may enter into derivative transactions, principally oil and gas price fixed forward swaps, to manage the price risk arising from the Consolidated Entity’s operations. These derivatives have not previously qualified for hedge accounting.

The main risks arising from the Consolidated Entity’s financial instruments are interest rate risk, foreign currency risk, credit risk, price risk and liquidity risk. The Consolidated Entity uses different methods to measure and manage the different types of risks to which it is exposed. These include monitoring levels of exposure to foreign currency and price risk and assessments of market forecasts for foreign exchange and commodity prices. Ageing analysis and monitoring of specific debtors are undertaken to manage credit risk and liquidity risk is monitored through the development of future rolling cash flow forecasts.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

Primary responsibility for identification and control of financial risks rests with the executive management group, specifically the Chief Executive Officer and Chief Financial Officer, under the authority of the Board. The Board reviews and approves policies and strategies for managing each of the risks identified below.

Risk Exposures and Responses

Capital Management

When managing capital, management’s objective is to ensure the entity continues as a going concern as well as to maintain optimal returns to shareholders and benefits for other stakeholders. The Consolidated Entity funds its activities through capital raisings and debt funding, where appropriate. The Consolidated Entity is not subject to any externally imposed capital requirements.

Interest rate risk

The Consolidated Entity continually reviews its interest rate exposure. Consideration is given to potential restructuring of its existing positions and alternative financing.

The Consolidated Entity has $23.5 million in borrowings which is subject to a floating interest rate. $20 million has an interest rate of approximately 6.00%, being the prime rate plus 1% and $4 million has an interest of 7.5%, being prime rate plus 2.5%. The Consolidated Entity does not have any derivative instruments in place to protect the Consolidated Entity from movements in this interest rate. While this rate is subject to change, it has moved in a range from around 4.25% to 5.00% in the past twelve months.

At 30 June 2018 if interest rates had moved, as illustrated in the table below (estimated from historical movements), with all other variables held constant, the impact would be:

	Pre tax result		Other Equity
	Higher/(Lower)		Higher/(Lower)
	2018	2017	2018	2017
	$	$	$	$
Borrowings
+ 3.5% (350 basis points)	835,364	819,691	-
- 1.0% (100 basis points)	(238,676)	(234,197)	-	-

The Consolidated Entity’s cash assets are exposed to minimal interest rate risk. The Consolidated Entity’s cash accounts are primarily held in low or no interest rate accounts. Interest revenue is not a significant income item for the Consolidated Entity and the Consolidated Entity does not rely on the cash generated from interest income.

	Consolidated Entity
	2018	2017
	$	$
Cash exposed to Australian interest rates	3,147	9,369
Cash exposed to United States of America interest rates	1,373,529	619,409
	1,376,676	628,778

The average floating interest rate for the Consolidated Entity in the United States was 0.00% per annum (2017: 0.00%).

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

The average fixed interest rate for the Consolidated Entity in the United States was 0.00% (2017: 0.00%).

The average floating interest rate for the Consolidated Entity in Australia was per annum 0.0% (2017: 0.00%)

The average fixed interest rate for the Consolidated Entity in Australia was 0.0% per annum (2017:0.00%).

At year end, the Consolidated Entity has $nil (2017: $nil) in short term deposits that have fixed interest rates.

At 30 June 2018 if interest rates had moved, as illustrated in the table below (estimated from historical movements), with all other variables held constant, the impact would be:

	Pre tax result		Other Equity
	Higher/(Lower)		Higher/(Lower)
	2018	2017	2018	2017
	$	$	$	$
Cash exposed to AUS interest rates
+ 0.25% (25 basis points)	8	23	-	-
- 0.50% (50 basis points)	(16)	(47)	-	-

	Pre tax result		Other Equity
	Higher/(Lower)		Higher/(Lower)
	2018	2017	2018	2017
	$	$	$	$
Cash exposed to US interest rates
+ 0.10% (10 basis points)	1,374	619	-	-
- 0.25% (25 basis points)	(3,434)	(1,549)	-	-

Foreign Currency Risk

As a result of significant operations in the United States, the Consolidated Entity’s financial statements can be affected significantly by movements in the US$/A$ exchange rates.

The majority of the transactions (both revenue and expenses) of the United States subsidiaries are denominated in US dollars.

The Consolidated Entity does not have any foreign currency cash flow hedges.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

At balance date, the Consolidated Entity had the following exposure to A$ foreign currency that is not designated in cash flow hedges:

	Consolidated Entity
	2018	2017
	$	$
Financial Assets
Cash and cash equivalents	3,147	9,369
Trade and other receivables	63,052	97,423

Financial Liabilities
Trade and other payables	119,188	59,738

Net Exposure	(52,989)	47,054

At 30 June 2018 if foreign exchange rates had moved, as illustrated in the table below (estimated from historical movements), with all other variable held constant, the impact would be:

	Pre tax result		Other Equity
	Higher/(lower)		Higher/(lower)
	2018	2017	2018	2017
	$	$	$	$
Consolidated
A$:US$ +10%	-	-	(3,767)	3,782
A$:US$ -10%	-	-	3,767	(3,782)

Consolidated Entity

The impact of the foreign exchange on the Consolidated Entity relates to the value of assets, net of liabilities that are held in the Consolidated Entity which are held in the Parent Entity, which has a functional currency of Australian Dollars.

For the Consolidated Entity, the change in foreign exchange rate does not have any impact on the profit and loss of the entity as the impact of the foreign exchange movements is recorded in the foreign exchange reserve.

Management believes the balance date risk exposures are representative of the risk exposure inherent in the financial instruments.

Price risk

Price risk arises from the Consolidated Entity’s exposure to oil and gas prices. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond the control of the Consolidated Entity. Sustained weakness in oil and natural gas prices may adversely affect the Consolidated Entity’s financial condition.

The Consolidated Entity manages this risk by continually monitoring the oil and gas price and the external factors that may affect it. The Board reviews the risk profile associated with commodity price risk periodically to ensure that it is appropriately managing this risk. Derivatives are used to manage this risk where appropriate. The Board must approve any derivative contracts that are entered into by the Company. As at Balance Date, the Consolidated Entity has the following derivative contracts in place:

Product	Start Date	End Date	Volume (BO/Mmbtu)	Floor	Ceiling
WTI	1-Jul-18	31-Dec-18	80,960	45.00	56.00
Henry Hub	1-May-18	31-Dec-18	50,590	2.65	2.90

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

At 30 June 2018 if the price of natural gas and oil had moved, as illustrated in the table below (estimated from historical movements, with all other variable held constant, the impact would be:

Consolidated	Pre tax result		Other Equity (pre tax)
	Higher/(lower)		Higher/(lower)
	2018	2017	2018	2017
	$	$	$	$
Oil
Oil price + 10%	993,107	340,797	-	-
Oil price – 20%	(1,986,213)	(743,233)	-	-

Credit Risk

The Consolidated Entity manages its credit risk through constantly monitoring its credit exposure, to ensure it is acceptable.

Credit risk arises from the financial assets of the Consolidated Entity, which comprise cash and cash equivalents and trade and other receivables. The Consolidated Entity’s exposure to credit risk arises from potential default of the counter party, with a maximum exposure equal to the carrying amount of these instruments. Exposure at balance date is addressed in each applicable note.

The Consolidated Entity trades only with recognised, creditworthy third parties, and as such collateral is not requested nor is it the Consolidated Entity’s policy to securitise its trade and other receivables.

The Consolidated Entity holds its cash with large well respected banks, with no history of default and therefore its credit exposure to cash is minimal. The minimum credit rating of the Consolidated Entity’s bank is Prime-1 as determined by Moody’s Rating Agency.

Receivables balances are monitored on an ongoing basis with the result that the Consolidated Entity’s exposure to bad debts is not significant.

Whilst a small number of debtors account for a large percentage of the Consolidated Entity’s receivable balance, the Board does not consider this a significant risk to the Consolidated Entity as the debtors are all creditworthy with no history of default. As at the date of this report, the Consolidated Entity does not have any receivables which are past their due date and the Consolidated Entity has not recorded any impairment in relation to its receivables.

Liquidity Risk

The Consolidated Entity’s objective is to fund future development through cash flow from operations, equity and debt, where appropriate. It is the Consolidated Entity’s policy to review the cash flow forecasts regularly to ensure that the Consolidated Entity can meet its obligations when they fall due.

The table below reflects all contractual repayments and interest resulting from recognised financial liabilities, including derivative instruments as of 30 June 2018. For derivative financial instruments the market value is presented, whereas for the other obligations the undiscounted cash flows for the respective upcoming fiscal years are presented. Cash flows for financial liabilities without fixed amounts or timing are based on the conditions existing at 30 June 2018.

Remaining contractual maturities

The following tables detail the consolidated entity's remaining contractual maturity for its financial instrument liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the financial liabilities are required to be paid. The tables include both interest and principal cash flows disclosed as remaining contractual maturities and therefore these totals may differ from their carrying amount in the statement of financial position.

The Consolidated Entity monitors rolling forecasts of liquidity reserve on the basis of expected cash flow.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
Consolidated - 2018%		$	$	$	$	$

Non-derivatives
Non-interest bearing
Trade and other payables	-	9,730,906	-	-	-	-

Interest-bearing - variable rate
Bank loans	6.25%	23,867,558	-	-	-	-

Total non-derivatives		33,598,463	-	-	-	-

Derivatives
Collars, swaps and option contracts net settled		1,210,795	-	-	-	-
Total derivatives		1,210,795	-	-	-	-

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
Consolidated - 2017%		$	$	$	$	$

Non-derivatives
Non-interest bearing
Trade and other payables	-	5,066,504	-	-	-	-

Interest-bearing - variable rate
Bank loans	5.51%	23,419,749	-	-	-	-

Total non-derivatives		28,486,253	-	-	-	-

Derivatives
Collars, swaps and option contracts net settled		363,940	-	-	-	-
Total derivatives		363,940	-	-	-	-

The cash flows in the maturity analysis above are not expected to occur significantly earlier than contractually disclosed above.

At balance date, the Consolidated Entity has $nil in unused credit facility available for draw down (2017: $0.5 million).

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

Fair Value

The methods for estimating fair value and the fair value of the financial assets and liabilities are outlined in the relevant notes to the financial statements.

The carrying amount of trade receivables and payables approximates their fair value. Derivatives are carried at their fair value on the balance sheet. All financial assets and liabilities are held as level 2 (quoted prices in active markets for identical assets or liabilities) in the fair value measurement hierarchy.

NOTE 28.	SHARE BASED PAYMENT PLANS

The Consolidated Entity provides benefits to employees (including senior executives) of the Consolidated Entity in the form of share based payments, whereby employees render services in exchange for shares or rights over shares (equity-settled transactions).

In 2015, the Consolidated Entity filed a Form S-8 with the Securities and Exchange Commission.  The Form S-8 is a registration statement used by U.S. public companies to register securities to be offered pursuant to employee benefit plans; in this case the ordinary shares issuable and reserved for issuance underlying the options which may be issued pursuant to the Samson Oil & Gas Limited Stock Option Plan were registered.

All references to inputs in this note are in Australian Dollars as they refer to Australian listed securities, unless noted otherwise.

Options issued to Directors and Employees

During the year ended 30 June 2017, 48,000,000 options were issued to Directors and employees with a value of $0.0037 per option. The options have an exercise price of $0.007 cents and an expiry date of 15 November 2026. A Black-Scholes option pricing model was used to value the options.

The following table sets out other information on the options issued to Directors and employees

Grant Date	17 November 2016
Vesting period	1 year
Time to expiry	10 years
Total cost	$134,902
Share based payment expense required for the year ended 30 June 2018	$52,378

During the year ended 30 June 2017, 272,000,000 options were issued to Directors and employees with a value of $0.0038 per option. The options have an exercise price of $0.0055 cents and an expiry date of 15 November 2026. 5,500,000 options were cancelled after the employee resigned prior to the vesting date of the options. A Black-Scholes option pricing model was used to value the options.

The following table sets out other information on the options issued to Directors and employees:

Grant Date	17 November 2016
Vesting period	1 year
Time to expiry	10 years
Total cost	$754,366
Share based payment expense required for the year ended 30 June 2018	$299,925

There were no options issued to Directors, Executives or other employees or other share based payments during the year ended 30 June 2018.

Share issued to Directors and Employees

In November 2017, the Company issued 67,005,600 ordinary shares to Directors and employees in lieu of cash salary not paid during the period from 1 September 2015 to 31 August 2016. From this share issue 15,256,600 shares were withheld in order to pay the tax liability in the United Sates for the United States based employees and Directors. The share based payment expense after accounting for the shares withheld was $159,506.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

At year end there were 314,500,000 (2017: 324,000,000) options outstanding that had been granted to employees, Directors and other service providers. The weighted average exercise price was 0.57 cents (2017: 0.61 cents) per option.

The weighted average remaining contractual life for the share options outstanding as at 30 June 2018 is 8.5 years (2017: between 4 months and 9.5 years).

The range of exercise prices for options outstanding at the end of the year was 0.5 and 0.7 cents (2017: 0.5 – 3.9 cents).

	2018	2017
	$	$
Total expenses arising from share based payment transactions recognised during the period were as follows:
Share options - Directors	151,368	237,714
Share options - Employees	200,935	314,273
Total share options expense	352,303	551,987
Shares – Directors	-	113,234
Shares – Employees	-	76,833
Shares withheld *	-	(30,561)
Total shares expense	-	159,506
	352,303	711,493

* Shares were withheld in order to pay the tax liability in the United States for the United States based employees and Directors.

NOTE 29.	PARENT ENTITY FINANCIAL INFORMATION

(a)	Summary financial information

The individual financial statements for the parent entity show the following aggregate amounts:

	2018	2017
	$	$
Balance Sheet
Assets
Current assets	15,110	53,622
Non-current assets	52,589	3,760,548
Total assets	67,699	3,814,170

Liabilities
Current liabilities	1,823,960	59,190
Non-current liabilities	-	-
Total liabilities	1,823,960	59,190

Net assets	(1,756,261)	3,754,980

Equity
Issued capital	99,643,104	99,643,104
Share based payments reserve	6,181,162	5,828,859
Foreign currency translation reserve	(7,115,174)	(5,392,146)
Accumulated losses	(100,465,353)	(96,324,837)
Total equity	(1,756,261)	3,754,980

Profit after income tax	(4,140,516)	(16,760,547)
Total comprehensive income	(5,863,544)	(18,305,143)

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

(b)	Guarantees

Samson Oil and Gas Limited has provided a guarantee of the credit facility of Samson Oil and Gas USA, Inc to Mutual of Omaha Bank. (2017: Mutual of Omaha Facility). This does not constitute a cross guarantee.

(c)	Contingent liabilities of the parent entity

The parent entity did not have any contingent liabilities at 30 June 2018 or 30 June 2017.

(d)	Capital commitments - Property, plant and equipment

The parent entity had no capital commitments for property, plant and equipment as at 30 June 2018 and 30 June 2017.

(e)	Significant accounting policies

The accounting policies of the parent entity are consistent with those of the consolidated entity, as disclosed in note 1.

NOTE 30.	DISCONTINUED OPERATIONS

	Consolidated Entity
Financial Performance Information	2018	2017
	$	$
Revenue
Sale of oil and gas
Oil sales	9,678,832	10,334,633
Gas sales	91,742	161,632
Other	8,864	5,261
Total Revenue	9,779,438	10,501,526

Expenses
Lease operating expense	6,031,938	7,751,072
Depreciation	828,099	635,753
Interest	1,275,137	1,592,802
Amortisation of borrowing costs	440,434	219,810
Accretion of asset retirement obligation	216,229	263,964
Realised hedge expense	1,775,728	1,342,901

Total Expenses	10,567,565	11,806,302

Loss before income tax	(788,127)	(1,304,776)

Income tax expense	-	-

Loss after income tax expense from discontinuing operations	(788,127)	(1,304,776)

Basic earnings/(loss) per share from discontinuing operations - cents	(0.02)	(0.04)
Diluted earnings/(loss) per share from discontinuing operations - cents	(0.02)	(0.04)
Cash Flow Information
Net cash flows from operating activities	4,992,999	893,719
Net cash flows used in investing activities	(445,997)	(2,718,371)
Net cash flows from financing activities	-	-

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

2018
$
Carrying Amount of Assets and Liabilities Held for Sale

Oil Inventory	219,288
Oil and gas properties	29,381,168
Total Assets	29,600,456

Provisions	2,509,891
Total Liabilities	2,509,891

Net Assets	27,090,565

On June 14, 2018, the Consolidated Entity signed a purchase and sale agreement for the sale of the majority of the Consolidated Entity’s interest in the Foreman Butte project for $40 million, prior to customary adjustments. The sale was due to close on 15 October 2018, however, it has not and the purchase and sale agreement has expired. Under the initial agreement, the Consolidated Entity was to retain a 15% working interest in certain wells within the project area. The value associated with these wells have not been included in assets held for sale. The Consolidated Entity is in ongoing negotiations with the current buyer and also seeking alternative buyers for the project area.

Samson Oil & Gas Limited	Annual Report – 30 June 2018

DIRECTORS’DECLARATION
30 June 2018

DIRECTORS’ DECLARATION

In accordance with a resolution of the Directors of Samson Oil & Gas Limited, I state that:

In the opinion of the Directors:

(a)	the financial statements and notes are in accordance with the Corporations Act 2001, including :

(i)	giving a true and fair view of the Consolidated Entity’s financial position as at 30 June 2018 and of its performance for the financial year ended on that date; and

(ii)	complying with Accounting Standards, the Corporations Regulations 2001 and other mandatory professional reporting requirements, and

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Note 2(a) confirms that the financial statements also comply with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The Directors have been given the declarations by the chief executive officer and chief financial officer required by section 295A of the Corporations Act 2001.

Signed in accordance with a resolution of directors made pursuant to section 295(5)(a) of the Corporations Act 2001.

On behalf of the directors

Terence M. Barr

Director

Denver, Colorado

29 October 2018

Samson Oil & Gas Limited	Annual Report – 30 June 2018

RSM Australia Partners

Level 32, Exchange Tower

2 The Esplanade Perth WA 6000

GPO Box R1253 Perth WA 6844

T +61 (0)8 9261 9100

F +61 (0)8 92619111

www.rsm.com.au

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF

SAMSON OIL & GAS LIMITED

Disclaimer of Opinion

We were engaged to audit the financial report of Samson Oil & Gas Limited (the Company) and its subsidiaries (the Group), which comprises the consolidated balance sheet as at 30 June 2018, the consolidated statement of comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies, and the directors' declaration.

We do not express an opinion on the accompanying financial report of the Group. Because of the significance of the matter described in the Basis for Disclaimer of Opinion section of our report, we have not been able to obtain sufficient appropriate audit evidence to provide a basis for an audit opinion on this financial report.

Basis for Disclaimer of Opinion

As disclosed in (Note 2 and Note 13) to the financial statements, the forbearance agreement with the Group’s lender expired on 15 October 2018. As a result of specified defaults of the credit agreement between the Group and its lender, the lender has the discretion to exercise its respective rights and remedies to recover the debt. The Group is currently in the process of divesting assets classified as held for sale and believe the proceeds will result in an amount not less than the amount necessary to repay the Group’s obligation in full to its current lender. However, we have been unable to obtain sufficient appropriate audit evidence as to whether the Group will be able to complete the divestment, resulting in proceeds of an amount not less than the amount necessary to repay the Group’s obligation in full to its current lender. As a result, we have been unable to determine whether the going concern basis of preparation is appropriate, and therefore whether the assets and liabilities of the Group can be realised at the amounts stated in the financial report.

THE POWER OF BEING UNDERSTOOD

AUDIT | TAX | CONSULTING

RSM Australia Partners is a member of the RSM network and trades as RSM. RSM is the trading name used by the members of the RSM network. Each member of the RSM network is an independent accounting and consulting firm which practices in its own right. The RSM network is not itself a separate legal entity in any jurisdiction.

RSM Australia Pty Ltd ACN 009 321 377 atf Birdanco Practice Trust ABN 65 319 382 479 trading as RSM

Liability limited by a scheme approved under Professional Standards Legislation

Responsibilities of the Directors for the Financial Report

The directors of the Company are responsible for the preparation of the financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporation Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error.

In preparing the financial report, the directors are responsible for assessing the ability of the Group to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so.

Auditor's Responsibilities for the Audit of the Financial Report

Our responsibility is to conduct an audit of the financial report in accordance with Australian Auditing Standards and to issue an auditor's report. However, because of the matter described in the Basis for Disclaimer of Opinion section of our report, we were not able to obtain sufficient appropriate audit evidence to provide a basis for an audit opinion on the financial report.

We are independent of the Group in accordance with the ethical requirements of the Corporations Act 2001 and the Accounting Professional and Ethical Standards Board's APES 110 Code of Ethics for Professional Accountants (the Code) that are relevant to our audit of the financial report in Australia. We have also fulfilled our other ethical responsibilities in accordance with the Code.

Report on the Remuneration Report

Opinion on the Remuneration Report

We have audited the Remuneration Report included within the directors' report for the year ended 30 June 2018.

In our opinion, the Remuneration Report of Samson Oil & Gas Limited, for the year ended 30 June 2018, complies with section 300A of the Corporations Act 2001.

Responsibilities

The directors of the Company are responsible for the preparation and presentation of the Remuneration Report in accordance with section 300A of the Corporations Act 2001. Our responsibility is to express an opinion on the Remuneration Report, based on our audit conducted in accordance with Australian Auditing Standards.

/s/ RSM
RSM AUSTRALIA PARTNERS

/s/ JAMES KOMNINOS
Perth, WA	JAMES KOMNINOS
Dated: 29 October 2018	Partner

SHAREHOLDER INFORMATION
for the year ended 30 June 2018

SHAREHOLDER INFORMATION

The shareholder information set out below was applicable as at 30 September 2018.

DISTRIBUTION OF EQUITY SECURITIES

Spread of Holdings	Number of Holders	Number of Shares
1 - 1,000	929	258,433
1,001 - 5,000	458	1,462,730
5,001 - 10,000	332	2,708,061
10,001 - 100,000	1,229	50,636,633
Over 100,000	875	3,227,934,587
TOTAL ON REGISTER	3,823	3,283,000,444

3,343 shareholders held less than a marketable parcel (<$500) of ordinary fully paid shares.

TWENTY LARGEST SHAREHOLDERS

The names of the twenty largest holders of quoted shares are:

Rank	Shareholders	Number of Shares	Percentage of total shares %
1	HSBC Custody Nom Aust Ltd	2,146,866,924	65.39
2	El-Bayed Andrew	50,662,528	1.54
3	Cooke Derek	38,762,171	1.18
4	El-Bayed Yvonne	33,016,190	1.01
5	BNP Paribas Nom PL	31,313,882	0.95
6	Hussein Jamil Mahomed	30,000,000	0.91
7	HSBC Custody Nom Aust Limited	21,515,074	0.66
8	Vogliotti Peter Anthony	19,000,009	0.58
9	Samson Oil & Gas Limited Treasury	18,784,200	0.57
10	Mirkazemi Pedram	18,000,000	0.55
11	Leet Inv PL	16,000,000	0.49
12	Liu Jisi	15,000,000	0.46
13	Chua Pheng Hong	14,387,000	0.44
14	MacLachlan Neil Thacker	13,340,289	0.41
15	Jin Jiajun	12,000,000	0.37
16	Baxter Michael	11,671,576	0.36
17	Margadh Stoc PL	11,319,389	0.34
18	Gerendasi Holdings PL	10,898,775	0.33
19	Carter Ricahrd John	9,131,783	0.28
20	Kampar PL	8,046,312	0.25
	TOTAL	2,529,716,102	77.07%

VOTING RIGHTS

All ordinary shares (whether fully paid of not) carry one vote per share without restriction

SUBSTANTIAL HOLDERS

Substantial holders in the Company are set out below:

Shareholders	Number of Shares	Percentage of total shares %
Nil

Samson Oil & Gas Limited	Annual Report – 30 June 2018

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